Exhibit 2.1

Execution Copy

FIRST AMENDMENT TO MERGER AGREEMENT

This First Amendment to Merger Agreement (this “Amendment”) is made and entered into as of September 27, 2017, by and among (i) Origo Acquisition Corporation, a Cayman Islands company (including the Successor from and after the Conversion (as defined below), “OAC”), (ii) Hightimes Holding Corp., a Delaware corporation (the “Company”), (iii) HTHC Merger Sub, Inc., a Delaware corporation and a newly-formed wholly-owned subsidiary of OAC (“Merger Sub”), and (iv) Jose Aldeanueva, solely in the capacity as the OAC Representative pursuant to the designation in Section 10.13 (the “OAC Representative”). OAC, the Company, Merger Sub and the OAC Representative is hereinafter sometimes individually referred to as a “Party” and collectively, as the “Parties.”

WITNESSETH:

A.	The Parties are the signatories to that certain Merger Agreement, dated July 24, 2017, among the Parties (the “Merger Agreement”); and

B.	The Parties desire to amend the Merger Agreement as provided for herein, with the effect that the Merger shall be undertaken on and subject to terms and subject to the conditions set forth in the Merger Agreement and this Amendment and otherwise in accordance with the DGCL.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Amendment as if fully set forth below, and the representations, warranties, covenants and agreements contained in the Merger Agreement, and intending to be legally bound hereby, and in accordance with Section 10.8 of the Merger Agreement, the Parties hereby agree to amend the Merger Agreement as follows:

1.               Unless otherwise expressly defined herein, all capitalized terms used in this Amendment shall have the same meaning as they are defined in the Merger Agreement.

2.               Section 1.7 of the Merger Agreement is hereby deleted in its entirety and is hereby replaced by the following Section 1.7:

“1.7                Merger Consideration.

(a)       The Parties acknowledge and agree that the respective boards of directors of each of the Company and OAC have valued the Target Companies at the sum of Two Hundred and Fifty Million ($250,000,000) Dollars (the “Target Companies Valuation”); which Target Companies Valuation shall be subject to increase as provided in Section 1.7(g) below.

(b)       As consideration for the Merger, subject to the terms and conditions of this Agreement, all holders of Company Securities shall be entitled to receive in the Merger, an aggregate of not less than Twenty-Three Million Four Hundred Seventy-Four Thousand One Hundred Seventy-Eight (23,474,178) OAC Shares, subject to increase as provided in Section 1.7(h) below (the “Merger Consideration”). Such Merger Consideration is intended to be of equal value to the Target Companies Valuation (as the same may be increased pursuant to Section 1.7(h) below), with the total number of OAC Shares comprising the Merger Consideration being derived by dividing the Target Companies Valuation by the agreed upon value of the OAC Shares to be issued as Merger Consideration of $10.65 per share (the “OAC Per Share Value”). Except for ExWorks (as defined below) or other Holder affiliated with ExWorks of a $11,500,000 maximum principal amount ExWorks Convertible Note contemplated hereby, who may convert all or part of such ExWork Convertible Note into shares of Company Class A Common Stock prior to the Closing Date (which shares of Class A Common Stock shall convert into OAC Shares on the Closing Date and shall be treated in accordance with Section 1.7(d) below), each other holder of capital stock of the Company shall receive for each share of capital stock of the Company its pro rata share of the Merger Consideration, treating any outstanding shares of Company Preferred Stock on an as-converted to Class A Common Stock basis (and after deducting the Purchase Note Conversion Shares issuable to the holders of outstanding Company Purchase Notes from the Merger Consideration payable to such holders of Company capital stock).

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(c)       Contemporaneously with entering into this Amendment, the Company and other “Borrowers” under the ExWorks Loan Agreement referred to in Subsection (x) of Section 7.3(d) below will enter into a second amendment to the ExWorks Loan Agreement (the “Second ExWorks Loan Amendment”), pursuant to which, inter alia, ExWorks agreed to increase the principal amount of the loan contemplated by the ExWorks Debt Documents to up to $11,500,000 and the Company and the other Borrowers agreed, in replacement of the original $7,500,000 senior secured non-convertible line of credit note issued under the ExWorks Loan Agreement, to issue to ExWorks a senior secured convertible note in principal amount of $11,500,000, or such lesser amount of advances made by ExWorks under the ExWorks Debt Documents (the “ExWorks Convertible Note”). In connection with the foregoing, the Parties hereto do hereby mutually agree that (i) any shares of Company Class A Common Stock issued to ExWorks or other Holder of the ExWorks Convertible Note upon conversion of such ExWorks Convertible Note following a Company Public Offering and prior to the Closing Date (the “ExWorks Pre-Merger Conversion Shares”) shall be exchanged for and converted into OAC Shares upon consummation of the Merger at a conversion price of equal to ninety (90%) of the OAC Per Share Value, and (ii) following the Closing Date of the Merger, ExWorks or other Holder of the ExWorks Convertible Note shall have the right (but not the obligation) to convert all or any portion of the principal amount of the ExWorks Convertible Note into OAC Shares at a conversion price equal to ninety (90%) of the OAC Per Share Value (the “ExWorks Post-Merger Conversion Shares”). Notwithstanding anything to the contrary, express or implied, contained in Section 1.7(b) or elsewhere in the Merger Agreement or this Amendment, it is expressly understood and agreed by the Parties that all OAC Shares issued to ExWorks or other Holders of the ExWorks Convertible Note, whether in connection with the conversion of ExWorks Pre-Merger Conversion Shares or as ExWorks Post-Merger Conversion Shares (collectively, the “ExWorks Conversion Shares”) shall not be deemed to be part of the Merger Consideration, and shall dilute all holders of OAC Shares as at the time of such issuances on an equitable pro-rata basis.

(d)       Any options, warrants and other rights to acquire equity securities of the Company, and all other securities that are convertible into or exchangeable for equity securities of the Company, including the Company Purchase Notes (but excluding the ExWorks Conversion Shares) that are outstanding as at the Effective Time (collectively, “Company Common Stock Equivalent Securities”), (A) if exercised or converted prior to the Effective Time, shall have the resulting shares of capital stock of the Company issued upon such exercise treated as outstanding shares of capital stock of the Company, and (B) except for the Company Purchase Notes which shall be converted in accordance with Section 1.7(f) below and the Company Options described in Section 1.7(g) below, any Company Common Stock Equivalent Securities that are not exercised or converted prior to the Effective Time will be terminated and extinguished at the Effective Time. It is acknowledged that as of the date of this Agreement, the Company has granted to employees of the Target Companies Company Options to purchase up to 900,000 shares of Company Class A Common Stock, and the treatment of the such Company Options in the Merger shall be as provided in Section 1.7(f) below.

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(e)       The pro-rata portion of the Merger Consideration (less the Purchase Note Conversion Shares) allocable to each holder of Company Class A Common Stock, any other outstanding capital stock of the Company and/or Company Common Stock Equivalent Securities (other than the ExWorks Conversion Shares which shall be treated in accordance with Section 1.7(c) above and the Company Purchase Notes, which shall be converted in accordance with Section 1.7(f) below) shall be determined by dividing (i) the sum of (A) the number of shares of Company Class A Common Stock or Company Class B Common Stock owned of record by such Company stockholder, plus (B) the shares of Company Class A Common Stock or Company Class B Common Stock issuable upon conversion or exercise of any Company Common Stock Equivalent Securities (other than Company Purchase Notes) or shares of Company Preferred Stock owned by such Company security holder, by (ii) 100% of the Company Fully-Diluted Common Stock. As used in this Agreement, the term “Company Fully-Diluted Common Stock” shall mean the sum of (A) all issued and outstanding shares of Company Common Stock, and (B) all shares of Company Common Stock issuable upon conversion or exercise of all Company Common Stock Equivalent Securities (other than the ExWorks Conversion Shares and the Company Purchase Notes) or Company Preferred Stock.

(f)       All Company Purchase Notes shall, without any further action on the part of the holders of the Company Purchase Notes, the Company, OAC or Merger Sub, be converted as of the Effective Time into that number of OAC Shares as shall be determined by dividing (i) the then outstanding principal amount of all Company Purchase Notes, plus any accrued interest thereon, by (ii) the closing price of the OAC Shares, as traded on an Acceptable Securities Exchange on the trading day which shall be simultaneously with the Closing Date and the Effective Time of the Merger (the “Purchase Note Conversion Shares”) based on the automatic conversion provisions provided for in the Company Purchase Notes. For purposes of this Agreement, the term (i) “Company Purchase Notes” shall mean the 8% senior secured convertible promissory notes in the original aggregate principal amount of Thirty Million Dollars ($30,000,000) issued by the Company pursuant to the Stock Purchase Agreement, dated as December 27, 2016, as amended and restated as of February 14, 2017, by and among the Company, THC, and the former stockholders of THC (the “THC Stock Purchase Agreement”), and (ii) “Company Securities” shall mean, at any point in time, all issued and outstanding shares of capital stock of the Company and any Company Common Stock Equivalent Securities, including the Company Purchase Notes. Notwithstanding anything to the contrary contained herein, (A) the Purchase Note Conversion Shares shall for all purposes of this Agreement be deemed to be part of and included in the Merger Consideration contemplated by Section 1.7(b) above and (B) no fractional shares of OAC Shares will be issued and instead the applicable Merger Consideration will be rounded in the aggregate for each holder to the nearest whole number. Prior to the Closing, to the extent that the terms of the Company Purchase Notes are proposed to be amended or modified, the Company will promptly and continually inform OAC of such proposal, the terms thereof and any related discussions between the Company and the Company Purchase Note holders.

(g)       At the Effective Time, each outstanding Company Option (whether vested or unvested) shall be automatically assumed by OAC and converted into an option to purchase OAC Shares under the New Equity Incentive Plan (each, an “OAC Assumed Option”), subject to the terms and conditions set forth in the new Equity Incentive Plan, except that the OAC Assumed Options shall contain the same term and vesting provisions as were set forth in the Company Option. Each OAC Assumed Option shall (i) have the right to acquire a number of OAC Shares equal to (as rounded down to the nearest whole number) (A) the quotient of (I) the number of shares of Common Class A Common Stock which the Company Option had the right to acquire immediately prior to the Effective Time, divided (II) by the number of shares of Company Fully-Diluted Common Stock immediately prior to the Effective Time, multiplied by (B) the aggregate number of (x) all Merger Consideration shares, less (y) the Purchase Note Conversion Shares, and (ii) have an exercise price equal to (as rounded up to the nearest whole cent) (A) the product of (I) the exercise price of the Company Option (in U.S. Dollars), multiplied by (II) the number of shares of Company Fully-Diluted Common Stock immediately prior to the Effective Time, divided by (B) the aggregate number of (x) all Merger Consideration shares, less (y) the Purchase Note Conversion Shares. For the avoidance of doubt any such OAC Assumed Options shall be in addition to, and not in lieu of, the aggregate Merger Consideration under this Agreement and shall dilute on a pro-rata basis, all holders of OAC Securities, including holders of Company Securities receiving the Merger Consideration under this Agreement.

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(h)       Notwithstanding anything to the contrary, express or implied, set forth in this Agreement, in the event that in connection with any Interim Company Financing or Company Public Offering contemplated by Section 5.6 of this Agreement, the Company shall, on or before the Closing Date, receive in excess of $5,000,001 of net proceeds from the one or more sales of Company Common Stock or Company Preferred Stock in such offerings (collectively, “Company Equity Sales”), the amount of such net proceeds in excess of $5,000,001 shall (i) increase the Target Company Valuation on a dollar-for-dollar basis, and (ii) increase the number of OAC Shares representing the Merger Consideration by dividing (A) such increased Target Companies Valuation by (B) the OAC Per Share Value. By way of example only, if, prior to the Closing Date, the Company shall receive $20,000,000 in net proceeds from one or more Company Equity Sales, the Target Companies Valuation shall increase to $264,999,999 and the Merger Consideration shall increase to Twenty Four million Eight Hundred and Eighty Two Thousand Six Hundred and Twenty Nine (24,882,629) OAC Shares.”

3.               Section 1.10 of the Merger Agreement is hereby deleted in its entirety and is hereby replaced by the following Section 1.10:

“1.10                 Voting Agreements. On or before the close of business on October 13, 2017, and as a condition and inducement to OAC’s and Merger Sub’s willingness to enter into this Agreement, the Company hereby agrees to cause all executive officers and directors of the Company and the holders of fifty-one (51%) percent or more of the outstanding shares of the Company Class A Common Stock to execute and deliver to OAC a voting agreement in substantially the form attached hereto as Exhibit A (each, a “Voting Agreement”).”

4.               Section 4.3(b) of the Merger Agreement is hereby deleted in its entirety and is hereby replaced by the following Section 4.3(b):

“(b)        As at September 25, 2017, an aggregate of 10,205,920 shares of Company Class A Common Stock are issued and outstanding, which are owned of record by the Persons and in such amounts as listed on Schedule 4.3(b), and all of which shares are owned free and clear of any Liens other than those imposed under the Company’s Organizational Documents and those imposed by applicable securities Laws. No shares of Company Class B Common Stock or Company Preferred Stock are issued and outstanding. Prior to the Closing Date, the Company intends to consummate a forward split of its outstanding Company Class A Common Stock or such other forward split ratio (the “Company Stock Split”) that would result in an aggregate of 23,474,178 shares of Company Class A Common Stock to be issued and outstanding as at the Closing Date, subject to increase as provided in Section 1.7(h) above so that each outstanding share of Class A Common Stock on the Closing Date would entitle the holder to receive one full OAC Share as Merger Consideration; it being understood that such shares of Company Class A Common Stock would be:, (i) inclusive of the issuance of any additional shares of Company Class A Common Stock that may be issued in any private placement or in the “Public Offering,” as defined in, and in accordance with the provisions of Section 5.6(b) below, and (ii) after giving retroactive pro-forma effect to the automatic conversion of the Company Purchase Notes into OAC Shares.”

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5.               Section 5.6(b) of the Merger Agreement is hereby deleted in its entirety and is hereby replaced by the following Section 5.6(b):

“(b)         For purposes of this Agreement, a “Permitted Company Activity” shall mean any one or more of the following transactions referred to below in clauses (i), (ii) and (iii) of this Section 5.6(b) that is or may be undertaken and consummated by the Company prior to the Closing Date (it being agreed that the term “Company” in this subsection shall include the Company and any other Target Company):

(i)       Interim Company Financings. Any one or more private placements by the Company of its securities (individually and collectively, “Interim Company Financings”), including, without limitation, any increase in the Indebtedness owed to the Senior Lender, any notes or other debt securities issued to other Persons in addition to the Senior Lender, any warrants, any shares of Company Common Stock and/or any shares of Company Preferred Stock. The Company agrees and covenants that, unless this Agreement shall have previously terminated in accordance with the provisions hereof, the pre-money valuation of the Company in connection with any Interim Company Financing shall not be less than $135,000,000. Without limiting the applicability of any provisions of Article VII hereof, for so long as this Agreement shall remain in effect and unterminated, the Company will regularly keep OAC informed of its activities, and provide OAC with the documentation, related to any Interim Company Financing.

(ii)       Company Public Offering. On or before the Closing Date, the Company shall have the right to:

(A)       file with the SEC a Form 1-A and related Regulation A+ Offering Circular or a Form S-1 Registration Statement and related exhibits thereto, including the Merger Agreement and this Agreement (either the “Company Public Offering Documents”), and respond to any comment letters from the SEC relating thereto, in connection with a proposed public offering of up to $50,000,000 of Company Class A Common Stock (the “Company Public Offering”); and

(B)       cause the Company Offering Documents to be declared effective or approved by the SEC, as applicable; and

(C)       sell to the public all or any portion of the shares of Company Class A Common Stock included in the applicable Company Public Offering Documents declared effective or approved by the SEC. The Company agrees and covenants that, unless this Agreement shall have previously terminated in accordance with the provisions hereof, the pre-money valuation of the Company in connection with any Company Public Offering shall not be less than $225,000,000. Without limiting the applicability of any provisions of Article VII hereof, for so long as this Agreement shall remain in effect and unterminated, the Company will regularly keep OAC informed of its activities, and provide OAC with the documentation, related to any Company Public Offering.

(iii)         Senior Lender Indebtedness. An increase, by not more than an aggregate of $11,500,000, in the currently outstanding principal amount of Indebtedness of the Target Companies owed to ExWorks, and/or the refinancing of such Indebtedness of the Target Companies owed to the ExWorks (as the same may be increased as aforesaid) with new Indebtedness in the same or lesser amounts. Without limiting the applicability of any provisions of Article VII hereof, for so long as this Agreement shall remain in effect and unterminated, the Company will regularly keep OAC informed of its activities, and provide OAC with the documentation, related to any of the Company’s agreements or arrangements with ExWorks.”

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6.              Section 5.11(b) of the Merger Agreement is hereby deleted in its entirety and is hereby replaced by the following Section 5.11(b):

“(b) Notwithstanding anything to the contrary contained herein, but subject at all times to the provisions of Section 8.1(c) of this Agreement, OAC, at its sole election and expense, may prepare, with the assistance of the Company, and file with the SEC under the Exchange Act, and with all other applicable regulatory bodies, materials in the form of a proxy statement (the “Extension Proxy Statement”) to be used for the purpose of soliciting proxies from the holders of OAC Shares to approve, at a special meeting of the holders of OAC Shares (the “Extension Meeting”), an amendment to the OAC Charter to extend the deadline for OAC to consummate its initial business combination (the “Extension”) from September 12, 2017 to March 12, 2018 (or such earlier date as OAC may determine, the “Extension Date”), and providing such holders with an opportunity to have their OAC Shares redeemed in connection therewith (the “Extension Redemption Offer” and, together with the Closing Redemption Offer, the “Redemption Offers”).”

7.              Section 5.16(b) of the Merger Agreement is hereby deleted in its entirety and is hereby replaced by the following Section 5.16(b):

“(b) Notwithstanding anything to the contrary, express or implied contained in this Agreement, the Parties agree that it shall be a condition precedent to the Closing that, upon the consummation of the Closing, after the payment of all of the items set forth in Section 5.16(a) and payment of the Redemption Offers, OAC shall have net tangible assets (which shall be inclusive of the consolidated net tangible assets of the Target Companies) of not less than $5,000,001.”

8.              Section 5.18 of the Merger Agreement is hereby deleted in its entirety and is hereby replaced by the following Section 5.18:

5.18       Supplemental Disclosure Schedules.

(a)       During the period from the date of this Agreement until the initial Registration Statement is filed by OAC with the SEC in accordance with Section 5.11, each of the Company, on the one hand, and OAC and Merger Sub, on the other hand, shall have the right, by providing one or more written supplemental disclosure schedules (“Supplemental Disclosure Schedules”) to the other parties, to update its Disclosure Schedules to disclose updates: (i) to reflect changes in the ordinary course of business first existing or occurring after the date of this Agreement, which if existing or occurring on or prior to the date of this Agreement, would have been required to be set forth on such schedules, and (ii) which updates do not result from any breach of a covenant made by such disclosing Party or its Affiliates in this Agreement. Other than any updates permitted by the prior sentence, no Supplemental Disclosure Schedule shall affect any of the conditions to the Parties’ respective obligations under the Agreement (including for purposes of determining satisfaction or waiver of the conditions set forth in Article VII), or any other remedy available to the Parties arising from a representation or warranty that was or would be inaccurate, or a warranty that would be breached, without qualification by the update.

(b)       In connection with the foregoing, on September 25, 2017, the Company has provided OAC with a Supplemental Disclosure Schedule.

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9.         Each of Section 4.7(b) and Section 5.5(b) of the Merger Agreement hereby is amended to the extent of replacing the dates “July 31, 2017” in each of such Sections with the date “October 13, 2017.”

10.       Section 7.1(g) of the Merger Agreement is hereby deleted in its entirety and replaced with the following Section 7.1(g):

  “(g) Net Tangible Assets Test. Upon the consummation of the Closing, and after giving effect to the completion of the Redemption Offers and the payment of all accrued and unpaid Expenses, OAC shall have net tangible assets, inclusive of the consolidated net tangible assets of the Target Companies, of at least $5,000,001.”

11.        Subsection (x) of Section 7.3(d) of the Merger Agreement is hereby deleted in its entirety and replaced with the following Subsection (x):

(x)       ExWorks Debt and Warrants. The obligations of the Target Companies to ExWorks Capital Fund I, L.P. (“ExWorks”) under the Loan and Security Agreement, dated as of February 27, 2017 (the “ExWorks Loan Agreement”), and the related certificates, instruments and other loan documents (collectively with the ExWorks Loan Agreement, the “ExWorks Debt Documents”), shall either have been (A) extended to a date of which shall be at least six (6) months from the February 28, 2018 expiration date of the stated term of the ExWorks Loan Agreement, or (B) refinanced in accordance with Section 6.5(b)(iii) above with a maturity date of no less than one (1) year from the Closing Date. Unless the obligations of the Target Companies to ExWorks shall have been refinanced or otherwise discharged in full prior to the Closing Date, ExWorks shall also have provided its written consent under the ExWorks Debt Documents to the Merger and the other transactions contemplated by this Agreement and (if applicable) waived any existing defaults under the ExWorks Debt Documents (provided, that if the obligations of the Target Companies to ExWorks shall have been refinanced, as described in clause (B) of the immediately preceding sentence, prior to the Closing Date, the Company shall have received the written consent of the lender for such refinancing, if any, as reasonably required by the loan documents for such refinancing, to the Merger and the other transactions contemplated by this Agreement and, if applicable, waived any existing defaults under such refinancing loan documents). In addition, ExWorks shall have either (A) exercised its warrant to purchase two and three-quarters percent (2.75%) of the issued and outstanding Company Class A Common Stock (the “ExWorks Warrant”) in accordance with the terms thereof and shall own Company Class A Common Stock in lieu thereof as of the Effective Time or (B) provided its written consent under the ExWorks Warrant to the Merger and the other transactions contemplated by this Agreement and agreed to have such warrant terminated in accordance with, and in exchange for the consideration contemplated by, the terms of this Agreement.

In connection with the foregoing, it is acknowledged that on August 7, 2017, the Company and ExWorks entered into an amendment to the ExWorks Loan Agreement (the “First ExWorks Loan Amendment”), pursuant to which ExWorks granted the Company an option, exercisable at any time on or before January 29, 2018, to extend the maturity date of the ExWorks loan to August 28, 2018. True and complete copies of the First ExWorks Loan Agreement have been provided to OAC and its representatives by the Company. If the Company elects to exercise the option, it will be obligated to pay ExWorks an additional fee (excluding the $1.2 million fee) of $600,000 and issue a second warrant to ExWorks to purchase shares of Class A Common Stock, representing 1.375% of the Company’s Fully-Diluted Common Stock. Prior to the Closing Date, the Company shall either refinance its Indebtedness to ExWorks or exercise the foregoing option to extend the terminate date of the ExWorks Debt Documents to August 28, 2018.

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As set forth in the Company’s Supplemental Disclosure Schedule dated as of the date of this Amendment, contemporaneously with the execution of this Amendment, the Company and other “Borrowers” under the ExWorks Loan Agreement will enter into the Second ExWorks Loan Amendment. True and complete copies of the Second ExWorks Loan Agreement and the ExWorks Convertible Note have been provided to OAC and its representatives by the Company. Consummation of the transactions contemplated by the Second ExWorks Loan Amendment is subject to the covenants and agreements of OAC set forth below.

By its execution of this Amendment, OAC hereby:

(a)        consents to the Second ExWorks Loan Amendment and the ExWorks Convertible Note, and

(b)        acknowledges that the ExWorks Convertible Note is, upon the occurrence of a Company Public Offering and prior to the Closing Date of the Merger, convertible into shares of Class A Common Stock of the Company, and

(c)        upon consummation of the OAC Merger (if previously converted into Company Class A Common Stock) such Class A Common Stock shall be converted into OAC Shares and (if not previously converted into Company Class A Common Stock), shall be convertible into OAC Shares following the Closing Date of the Merger, and

(d)        convenants and agrees to assume all of the obligations of the Company and the other Borrowers under the Second ExWorks Loan Amendment, the ExWorks Convertible Note and the related ExWorks Debt Documents.

12.       Section 8.1 of the Merger Agreement is hereby deleted in its entirety and replaced with the following Section 8.1:

“8.1              Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time as follows:

(a)          by mutual written consent of OAC and the Company;

(b)          by written notice by OAC to the Company, if any of the conditions to the Closing set forth in Article VII have not been satisfied or waived by March 12, 2018, assuming OAC receives the approval of its stockholders for the March 12, 2018, and if such approval has not been obtained, such earlier date as has been approved by OAC’s stockholders (the “Outside Date”); provided, however, the right to terminate this Agreement under this Section 8.1(b) shall not be available to OAC if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

(c)          by written notice by the Company to OAC, if all of the conditions to the Closing set forth in Article VII have not been satisfied or waived by December 12, 2017 (the “Company Termination Date”); provided, however, the right to terminate this Agreement under this Section 8.1(c) shall not be available to the Company if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

(d)          by written notice by either the Company or OAC to the other, if both the Nasdaq and other Acceptable Securities Exchanges advise either or both of the Company or OAC in writing that, for any reason or no reason, the listing of the OAC Shares on such stock exchanges at the Effective Time of the Merger will not be approved;

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(e)          by written notice by either OAC or the Company to the other, if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger or the other transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, such action by such Governmental Authority;

(f)          by written notice by the Company to OAC, if (i) there has been a breach by OAC or Merger Sub of any of their respective representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of OAC or Merger Sub shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided by the Company or (B) the Outside Date;

(g)          by written notice by OAC to the Company, if (i) there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the Company shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided by OAC or (B) the Outside Date;

(h)          by written notice by OAC to the Company, if there shall have been a Material Adverse Effect on the Target Companies, when taken as a whole, following the date of this Agreement which is uncured and continuing;

(i)           by written notice by the Company to OAC, if there shall have been a Material Adverse Effect on OAC following the date of this Agreement which is uncured and continuing;

(j)           by written notice by OAC to the Company, if (i) the Special Meeting is held and the Required OAC Stockholder Vote is not obtained at such meeting or (ii) the Extension Meeting (including any adjournments or postponements thereof) is held and shall have concluded and the Extension shall not have been approved; provided, that OAC shall not be permitted to terminate under this Section 8.1(i) if OAC has breached its obligations under Section 5.11(g) in any material respect;

(k)          by written notice by either OAC or the Company to the other Party, if (i) the Company Stockholder Meeting is held and the Required Company Stockholder Approval is not obtained at such meeting or (ii) within thirty (30) days after the Registration Statement being declared effective by the SEC the Company Stockholder meeting has not been held and the Required Company Stockholder Approval has not been obtained by written consent of the Company’s stockholders in accordance with the requirements of Section 1.13 (provided, that the Company shall not be permitted to terminate under this Section 8.1(j) if the Company has breached its obligations under Section 1.13 in any material respect); or

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(l)           by written notice by OAC to the Company, if (i) the Company shall not have delivered to OAC on or prior to September 15, 2017 (A) duly executed copies of all of the Voting Agreements required to be delivered by Section 1.10 or (B) the Audited Financial Statements and the Post-Signing Unaudited Financial Statements, or (ii) if the Audited Financial Statements are materially different from the Unaudited Annual Financial Statements in an adverse manner, including any of the consolidated revenues, net income before taxes, or assets being more than ten percent (10%) less than the amounts set forth in the Unaudited Annual Financial Statements or the consolidated liabilities being more than ten percent (10%) greater than the amounts set forth in the Unaudited Annual Financial Statements.”

13.        Section 8.3 of the Merger Agreement is hereby deleted in its entirety and replaced with the following Section 8.3:

“8.3               Fees and Expenses.

(a)          Subject to Sections 9.1 and Section 10.13 and the provisions of Section 8.3(b) below, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses. As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants to a Party hereto and/ or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any ancillary document related hereto and all other matters related to the consummation of this Agreement, including the Conversion. With respect to OAC, the term “Expenses” shall include all costs and expenses incurred in connection with the Initial Extension, the Second Extension, the Third Extension and the Extension and any and all deferred expenses (including underwriting commissions payable to the underwriters and any legal fees) of the IPO upon consummation of a Business Combination, and other deferred expenses owed to its legal counsel, accountants and other advisors for its activities conducted in connection with seeking a Business Combination with other potential third parties prior to the date of this Agreement (collectively “OAC Deferred Expenses”).

(b)          Notwithstanding the provisions of Section 8.3(a) above, and in addition to the requirements of Section 5.16 above, in the event and to the extent that, prior to the Closing Date (i) OAC shall have less than $5,000,001 in net tangible assets (excluding (solely for the purposes of this Section 8.3(b)) the net tangible assets of the Company) and (ii) the Company shall consummate a Company Public Offering contemplated by subsection (ii) of Section 5.6(b) above, the Company agrees that (A) on the Closing Date it will utilize up to ten percent (10%) of the gross proceeds of such Company Public Offering (up to $20 million of such gross proceeds) to pay for all or a portion of the OAC Deferred Expenses as directed by OAC and (B) if the gross proceeds of a Company Public Offering exceeds $20 million, the Company will utilize up to $5.0 million of the gross proceeds of such Company Public Offering to pay for all or a portion of the OAC Deferred Expenses as directed by OAC. For the avoidance of doubt, the financial obligations of the Company under this Section 5.6(b) shall be net of any net assets in cash or immediately marketable securities that are retained by OAC as at the Closing Date. The Company will duly and promptly reserve such gross proceeds amounts expressly for such use upon any closing of a Company Public Offering. The foregoing provision will be applicable even in the event that the Company Public Offering is undertaken by a Target Company other than the Company.”

14.          No Further Amendment. Except as expressly amended pursuant to the terms of this Amendment, all of the terms and conditions of the Merger Agreement shall remain unmodified and shall remain in full force and effect.

 10

Execution Copy

IN WITNESS WHEREOF, each Party hereto has caused this Amendment to be signed and delivered by its respective duly authorized officer as of the date first above written.

OAC:

ORIGO ACQUISITION CORPORATION

By:	/s/ Edward J. Fred
Name: Edward J. Fred
Title: Chief Executive Officer

The Company:

HIGHTIMES HOLDING CORP.

By:	/s/ Adam E. Levin
Name: Adam E. Levin
Title: Chief Executive Officer

Merger Sub:

HTHC MERGER SUB, INC.

By:	/s/ Edward J. Fred
Name: Edward J. Fred
Title: President

The OAC Representative:

/s/ Jose Aldeanueva
Jose Aldeanueva, in the capacity hereunder as the OAC Representative

[Signature Page to First Amendment to Merger Agreement]

HIGHTIMES HOLDING CORP.

AMENDED AND RESTATED

DISCLOSURE SCHEDULES

TO THE MERGER AGREEMENT

BY AND AMONG

ORIGO ACQUISITION CORPORATION,

HIGHTIMES HOLDING CORP.,

HTH MERGER SUB, INC.,

and

JOSE ALDEANUEVA

EXPLANATORY NOTE.

Any fact or item disclosed on any Company Disclosure Schedules with respect to one representation or warranty shall be deemed to be incorporated into, and disclosed with respect to, the Company Disclosure Schedules for each other representation or warranty, whether or not such Company Disclosure Schedule is expressly referenced in the Company Disclosure Schedules for such other representation or warranty, but only to the extent that the applicability of such fact or item with respect to such other representation or warranty is reasonably apparent on the face of such disclosure with respect to such fact or item contained in the Company Disclosure Schedules.

For the avoidance of doubt, neither the Company nor any of the other Target Companies is making any representation or warranty as to whether the Company’s or any of its direct or indirect Subsidiaries’ activities may deemed to be aiding and abetting violations under U.S. federal drug and narcotics Laws governing cannabis and the application thereof to other federal Laws in states where cannabis is legal under the Laws of such state, subject to compliance with applicable state Laws where cannabis is legal under the Laws of such state.

These Amended and Rested Company Disclosure Schedules are made and given pursuant to Article IV of the Merger Agreement dated as of July 24, 2017, as amended on September 27, 2017, by and among Hightimes Holding Corp. (the “Company”), Origo Acquisition Corporation (“OAC”), HTHC Merger Sub, Inc. (“Merger Sub”) and Jose Aldeanueva, in his capacity as the OAC Representative (the “Agreement”), and also contain certain other schedules to the Merger Agreement, including those relating to Article VII of the Merger Agreement (but for the avoidance of doubt, such schedules other than those relating to Article IV shall not be deemed to be Company Disclosure Schedules for purposes of the Merger Agreement). All capitalized terms used but not defined herein shall have the meanings as defined in the Agreement, unless otherwise provided. The section numbers below correspond to the section numbers of the representations and warranties in the Agreement, and the disclosures in any section or subsection of this Company Disclosure Schedule shall qualify other sections and subsections to the extent such disclosure is readily apparent on its face from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

Nothing in these Company Disclosure Schedule is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant on the part of the Target Companies. Inclusion of any item in these Company Disclosure Schedules (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not represent a determination that such item did not arise in the ordinary course of business, (3) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties, and (4) shall not constitute, or be deemed to be, an admission to any third party concerning such item.

These Company Disclosure Schedules includes brief descriptions or summaries of a number of agreements and instruments, copies of all which have been made available to OAC. Such descriptions do not purport to be comprehensive or complete, and are qualified in their entirety by reference to the text of the documents described, true and complete copies of which have been made available to OAC.

Schedule 4.3

Capitalization

4.3(b):

Class A Common Stock Shareholder Capitalization Table. The information set forth under the Hightimes Holdings Corp. Capitalization Table, dated August 31, 2017, as attached to this Schedule 4.3 (the “Capitalization Table”). As at August 31, 2017, an aggregate of 10,169,746 shares of Class A Common Stock was issued and outstanding. Such Capitalization Table does not include an aggregate of 900,000 outstanding stock options previously issued by the Company.

4.3(d):

Termination of THC Warrants: In accordance with the THC Purchase Agreement, on February 28, 2017, the Company, BAZ Partners, L.P., a Delaware limited partnership (“Baz”) and B. Zaitz & Sons, Inc., a Delaware limited liability company (“Zaitz”) entered into an agreement with THC, pursuant to which the parties agreed that, upon payment of all amounts due under a payoff letter and issuance of THC shares to Zaitz, Baz and Zaitz (collectively, the “Releasing Parties”), the Releasing Parties released, cancelled and terminated their interests in all warrants of THC to purchase shares of THC common stock (the “THC Warrants”)..

ExWorks Warrant. The Company has issued and outstanding a warrant held by the Senior Lender to purchase from the Company, such number of fully paid and non-assessable shares of Class A Common Stock of the Company equal to (a) two and three-quarters percent (2.75%) of the issued and outstanding Class A Common Stock (the “ExWorks Warrant”), as of the date of any exercise of the ExWorks Warrant, at an exercise price of $0.01 per share, subject to certain adjustments set forth in the ExWorks Warrant. The ExWorks Warrant is exercisable on the earliest of (i) August 31, 2017, (ii) an Approved Public Listing (as defined in the Warrant) and (iii) a Change of Control event (as defined in the ExWork Warrant). The ExWorks Warrant was issued as additional consideration in accordance with the terms of the ExWorks Loan Agreement.

On August 7, 2017, Exworks granted the Company an option, exercisable by it at any time on or before January 29, 2018, to extend the maturity date of the ExWorks loan from February 27, 2018 to August 28, 2018. If the Company elects to exercise the option, it will be obligated to pay ExWorks an additional fee (excluding the $1.2 million fee provided for in the ExWorks loan agreement) of $600,000 and issue a second warrant to ExWorks to purchase shares of Class A Common Stock, in an amount representing 1.375% of Company fully-diluted Common Stock, and at an exercise price of $0.01 per share.

Convertible Purchase Notes. The Company has issued and outstanding a series of three- year installment 8% senior secured convertible promissory notes in the aggregate principal amount of thirty million ($30,000,000) dollars (the “Purchase Notes”). The Purchase Notes provide that if, at any time during the term of the Purchase Notes, an Issuer (as defined below) shall consummate an Approved Public Listing (as defined in the THC Purchase Agreement), the Purchase Notes shall automatically, and without any further action on the part of the Issuer or the holders of the Purchase Notes, convert into shares of non-voting Class B Common Stock of Holdings or non-voting shares of voting common stock of the Issuer (either, the “Conversion Shares”), at a conversion price equal to the closing day market price of the Issuer’s common stock on the first trading day that the automatic conversion of the Purchase Notes is announced formally to the public; which announcement may be included in the final registration statement and prospectus declared effective by the U.S. Securities and Exchange Commission (the “SEC”). As defined in the THC Purchase Agreement, the term “Issuer” shall mean the Company or any other corporation, resulting from a merger with or Sale of Control of the Company, that is the issuer of the securities in connection with an Approved Public Listing of its Common Stock.

The Company has offered to the holders of the Purchase Notes, upon the automatic conversion of the Purchase Notes, an opportunity either in the Merger or prior thereto to receive (in lieu of non-voting Class B shares of the Company) Class A voting common stock of the Company or voting OAC Shares upon consummation of the Merger, calculated by dividing the outstanding principal amounts of the Purchase Notes and accrued interest thereon by either the initial offering price per share of Company Class A common stock sold to the public in the “Company Public Offering” (as defined in the Merger Agreement) or the closing price of OAC Shares as of the Effective Time of the Merger, whichever shall occur first. In exchange for such accommodation, the holders of the Purchase Notes would, inter alia, agree to grant to Adam E. Levin, Chief Executive Officer of the Company, a three year irrevocable proxy coupled with an interest to vote all shares of Company Class A common stock or OAC Shares in favor of the election of a slate of directors proposed by management at any regular or special meeting of stockholders of OAC or in connection with any consent solicitation to OAC stockholders following the Merger, at which directors are to be elected. For further information see Schedule 4.22 - Transactions with Related Persons.

Company Stock Option Plan. The information set forth under Company Disclosure Schedule 4.3(e) below “Company Options” is incorporated herein by reference.

Stockholder Agreement. The Company is a party to a stockholder agreement, dated February 28, 2017, by and between the Company, THC, the AEL Irrevocable Trust, a California trust established for the benefit of members of the family of Adam E. Levin (the “AEL Trust”), the THC Stockholders and certain other individuals who executed the agreement under the designation of “Investor Stockholders” (the “Stockholder Agreement”). Under the terms of the Stockholder Agreement, (a) the Company has agreed to vote their respective shares of Common Stock or Common Stock Equivalents, if applicable and entitled to vote, throughout the term of the Stockholder Agreement and ensure that the Certificate/ Articles of Incorporation and By-Laws of THC Group (including THC and its subsidiaries) do not, at any time, conflict with the provisions of the Stockholder Agreement and (b) the THC stockholders covenant and agree to vote all their respective Company Purchase Shares, and take all actions necessary, to comply with the terms and conditions of the Stockholders Agreement.

By its terms the Stockholders Agreement terminates upon a Conversion Event (as defined) which includes the Merger contemplated by the Merger Agreement.

The information set forth under Company Disclosure Schedule 4.22 below “AEL Irrevocable Trust and Matthew Stang” is incorporated herein by this reference.

4.3(e):     Company Options

Company Stock Option Plan. As of the closing of the THC Purchase Agreement, the Company established an incentive stock option plan (the “Company Stock Option Plan”), pursuant to which members, executives or employees of the Company shall be entitled to receive incentive stock options to enable them to purchase up to such additional number of shares of Company Class A Common Stock as set forth in the Holdings Stock Option Plan; provided, that until such time as at least 50% of the shares of capital stock of the Company held by the Company Stockholders have been sold in connection with a public offering, Approved Listing Event or other Sale of Control transaction (as defined in the Company Stock Option Plan), in no event shall the total number of shares of Company Class A Common Stock offered under such Company Stock Option Plan exceed an aggregated total of 10% of Company Fully-Diluted Common Stock.

Matt Stang Employment Agreement. In accordance with an outstanding employment agreement, dated February 28, 2017, by and between Matthew Stang, an individual and chief revenue officer of THC (“Stang”) and the Company (the “Stang Employment Agreement”), in consideration for such services to be rendered by Stang under the terms of the Stang Employment Agreement, the Company has issued to Stang an option to purchase 300,000 shares of Company Class B Common Stock at an exercise price of $4.20 per share. The Option is subject to the terms and conditions applicable to options granted under the Company Stock Option Plan.

The Company has also heretofore granted stock options to purchase an additional 600,000 shares of Company Class A Common Stock to other employees of the Target Companies; the names of the holders of such stock options and the terms of which stock options will be furnished to OAC by July 31, 2017.

Schedule 4.4

Subsidiaries

The following is the only direct subsidiary of Hightimes Holding Corp.:

●	Trans-High Corporation.

The following are subsidiaries of Trans-High Corporation and indirect subsidiaries of Hightimes Holding Corp.:

●	High Times Productions, Inc.*

●	Cannabis Business Digital, LLC*

●	High Times, Inc.**

●	New Morning Productions, Inc.**

●	Hemp Times, Inc.**

●	Planet Hemp, Inc.**

●	The Hemp Company of America, Inc.**

●	High Times Press Inc.**

●	High Times Cannex Corp.**

*Indicates an active subsidiary

**Indicates an inactive subsidiary

Entity	Ownership	Formation date	Termination date	Relationship
Trans-High Corporation	Corporation – NY	August 30, 1974 – NY	Active	Owned by Hightimes Holdings Corp
Hightimes Productions, Inc.	Corporation – NY	September 18, 1991 - NY	Active	Owned by Trans-High Corp
Cannabis Business Digital, LLC	LLC – NY	March 11, 2016 – NY	Active	Owned by Trans-High Corp
The Hemp company of America, Inc.	Corporation- NY	December 5, 1995	Active	Owned by Trans-High Corp
Hemp Times, Inc.	Corporation – NY	December 4, 1995	Active	Owned by Trans-High Corp
High Times, Inc	Corporation – NY	April 29, 2010	Active	Owned by Trans-High Corp
New Morning Productions, Inc.	Corporation – NY	November 16, 1989	Active	Owned by Trans-High Corp
Planet Hemp Inc.	Corporation – NY	September 18, 1991	Active	Owned by Trans-High Corp

Authorized and Issued Shares (Common Stock, Membership Interest). Prior to the THC Group Acquisition, dated February 27, 2017, the THC Group never issued any certificated shares of common stock or membership interest in any inactive subsidiary. High Times Productions, Inc., a New York corporation (“HTP”) and sole active subsidiary issued 200 shares of common stock to THC. As of the date hereof the Company is not in possession of the stock certificates for 200 shares of common stock of HTP issued to the Trans-High Corporation. Based on the foregoing, the Company has executed an “Affidavit of Loss” declaring the stock certificates missing.

Cannabis Business Digital, LLC. As set forth under the Cannabis Business Digital, LLC Operating Agreement, Trans-High Corporation owns 100% of the membership interest in Cannabis Business Digital, LLC.

		Authorized:	Issued and Outstanding:
●	High Times Productions, Inc.*		200 shares of common stock
●	Cannabis Business Digital, LLC*		NA
●	High Times, Inc.**		NA
●	New Morning Productions, Inc.**		NA
●	Hemp Times, Inc.**		NA
●	Planet Hemp, Inc.**		NA
●	The Hemp Company of America, Inc.**		NA
●	High Times Press Inc.**		NA
●	High Times Cannex Corp.**		NA

*active entity

**inactive entities

All of the above corporation Subsidiaries are C corporations and wholly-owned by Trans-High Corporation. Cannabis Business Digital, LLC, is wholly-owned by Trans-High Corporation.

Schedule 4.5

Governmental Approvals

None.

Schedule 4.6

Non-Contravention

None.

Schedule 4.7(e)

Indebtedness

Senior Secured Indebtedness. As of February 28, 2017, ExWorks Capital Fund I, L.P. provided a $7,800,000 Senior Secured Debt facility to the Company and each of the members of the THC Group, as borrowers. Outstanding principal indebtedness under the ExWorks Loan Agreement will accrue interest at a rate of 15% per annum. Under the terms of the THC Purchase Agreement, the Company financed (i) a portion of the closing cash payment, (ii) retired $1,200,000 in principal indebtedness owed by THC and the Subsidiaries of THC to Patriot Bank and (iii) applied the balance for working capital of THC and the Subsidiaries of THC. The Senior Secured Debt is secured by a continuing security interest and lien in all presently existing or hereafter acquired collateral of THC and the Subsidiaries of THC to secure prompt repayment of all obligations under the Senior Secured Debt. The obligation to pay outstanding principal and interest to ExWorks under the ExWorks Loan Agreement is due and payable on February 28, 2018.

On August 7, Exworks granted the Company an option, exercisable by it at any time on or before January 29, 2018, to extend the maturity date of the ExWorks loan to August 28, 2018. If the Company elects to exercise the option, it will be obligated to pay ExWorks an additional fee (excluding the $1.2 million fee provided for in the ExWorks loan agreement) of $600,000 and issue a second warrant to ExWorks to purchase shares of Class A Common Stock, in an amount representing 1.375% of Company fully-diluted Common Stock, and at an exercise price of $0.01 per share

As of August 31, 2017, there was $7,800,000 outstanding in principal indebtedness under the Senior Secured Debt.

On or before September 29, 2017, ExWorks and the Company agreed to enter into amendment 2 to the ExWorks Loan Agreement pursuant to which ExWorks agreed to loan up to an additional $3.700,000 to the Company, thereby increasing the outstanding principal amount of the Indebtedness owed to ExWorks to as much as $11,500,000. An initial advance of not less than 2,700,000 will be made on date of execution of the amendment and the balance is to be advanced at ExWork’s discretion. The parties agreed to restate the existing note by issuing to ExWorks a maximum $11,500,000 note that is due and payable on February 28, 2018, subject to extension as set forth above. The note is convertible at any time prior to the maturity date at the option of ExWorks into Class A Common Stock of the Company or upon consummation of the Merger (whether or not previously converted) into OAC Shares. The conversion price is the lower of: (i) 100% of the initial per share offering price per share sold to the public in connection with a Public Offering (as defined) by the Company,  or (ii) 90% of the per share valuation to Company stockholders in connection with the OAC Merger, or (iii) 90% of the consideration paid per share for Fully-Diluted Common Stock (as defined) by any third Person to the Company in connection with a Sale of Control. In consideration for such accommodation, the Company issued to ExWorks 20,380 shares of Class A Common Stock and paid a $25,000 due diligence fee, and agreed upon payment of the loan (in addition to the $1.2 million success fee provided in the original loan agreement) to pay ExWorks an additional $300,000 Success Fee.

Senior Subordinated Indebtedness. A series of 8% senior secured convertible promissory notes in the aggregate principal amount of Thirty Million ($30,000,000) Dollars, constituting the Sellers Purchase Notes, that are fully subject and subordinated to Senior Secured Debt but are secured by a subordinated pledge by the Company of the acquired THC capital stock and an unconditional and irrevocable guaranty from THC and the Subsidiaries of THC in favor of the Holders of the Sellers Purchase Notes.  Interest on the Purchase Notes at the rate of 8% per annum accrues until August 31, 2017. Thereafter, the Sellers Purchase Notes are payable in quarterly installments of $1.5 million with final payment of $16.5 million due on February 28, 2020.  However, all of the Sellers Purchase Notes will automatically convert into shares of non-voting Class B Common Stock upon the occurrence of a Conversion Event (as defined herein). The executed Sellers Purchase Notes were issued as follows:

○	Nico Zitelli-	$2,891,566.27
○	Matthew Stang-	$2,891,566.27
○	Michel Safir-	$1,445,783.13
○	Michael Kennedy Trust-	$9,216,867.47
○	Egglufstein Trust-	$1,807,288.92
○	Candelight Trust-	$3,975,903.61
○	Judith Baker-	$6,686,746.99
○	Approved Trust 1-	$1,084,337.35

As of August 31, 2017, there was $30,000,000 outstanding in principal indebtedness under the Sellers Purchase Notes. On September __, 2017, the Company used a portion of the proceeds of the additional loan from ExWorks referred to above to pay the $1,500,000 principal installment due September 1, 2017, plus an additional $1,200,000 in accrued interest, leaving a principal balance of $28,500,000 outstanding under the Sellers Purchase Notes. .

Subsidiary Indebtedness.

Line of Credit Agreement. Pursuant to the THC Purchase Agreement, THC and the Subsidiaries of THC, as borrowers, entered into a $10,000,000 revolving credit facility with the Company, as the parent (“Line of Credit Agreement”). As of July 18, 2017, there is currently nil issued and outstanding under the Line of Credit Agreement. Under the Line of Credit Agreement, all principal indebtedness outstanding thereunder is secured by a second priority Lien and security interest, subordinated only to the Senior Secured Debt, and second priority pledge, Lien and security interest in and to all of the issued and outstanding shares of capital stock of the Company. Such Line of Credit Agreement will be terminated on or before the Effective Time of the Merger.

Unsecured Indebtedness. Pursuant to a Stock Sale Purchase Agreement (“SSPA”) between Steven Hager (“Hager”) and THC, dated as of December 4, 2013, Hager sold all of his THC shares to THC in exchange for $400,000, which $180,000 is still outstanding. Per the SSPA, THC makes quarterly payments of $15,000 to Hager and Hager will be paid in full by October 15, 2019.

As of February 28, 2017, THC owed the following to law firms: (i) Cowan, DeBaets, Abrahams & Sheppard, LLP - approximately $528,094; and (ii) Ansell Grimm & Aaron PC - approximately $195,000. As of June 28, 2017 amounts owed by the Target Companies to Cowan, DeBaets, Abrahams & Sheppard, LLP was $21,812; Ansell Grimm & Aaron PC was nil; and amounts owed to CKR Law, LLP through June 30, 2017 was $75,713.43.

Schedule 4.8

Absence of Certain Changes

●	Resignation of Matthew Stang from the THC’s Officer’s Committee in February 2017.

●	Resignation of Mary McEvoy as President on February 24, 2017.

●	On February 24, 2017, White House press secretary Sean Spicer told reporters that President Donald Trump and Attorney General Jeff Sessions will do more to enforce federal marijuana laws and take action against states that have legalized recreational marijuana.

Schedule 4.9

Compliance with Laws

Receipt of a notice letter on February 23, 2017 from the U.S. Department of Justice, as relating the Company’s upcoming production of the Las Vegas Cannabis Cup Event festival, re: Marijuana Manufacturing Operation on Moapa Indian Reservation.

Schedule 4.11

Litigation

Pending Litigation:

David Kohl. Summons, David Kohl (“Kohl”) v. Trans High Corporation (Filed on September 30, 2016; Index No. 655200/2016):

David Kohl, former CEO of THC, sued THC alleging that THC breached his employment contract by terminating his employment contract with no justification and failing to pay over three years of his salary, bonuses and concomitant rights to an equity interest in THC.

THC has counterclaimed challenging the enforceability of the ultra vires “employment agreement” of Counterclaim Defendant, David Kohl (“Counterclaim Defendant”), or in the alternative seeking damages arising from Counterclaim Defendant’s breach of the employment agreement.  THC disputes the existence of a joint venture to which Kohl was entitled to receive equity. THC also seeks damages arising from Counterclaim Defendant’s looting of THC resulting in THC’s assets being diverted for Counterclaim Defendant’s personal use without consideration or benefit to THC. The litigation is in the discovery stage and is pending.

Potential or Threatened Litigation:

Kyndra Miller. Kyndra Miller was engaged by THC to hande matters in connection with a lawsuit between THC and New Apothecary, Inc. Cowan, DeBaets, Abrahams & Sheppard LLP took over the case, and assisted THC in settling the matter. Kyndra Miller sent an invoice to THC in the amount of $82,580.79, which THC is currently disputing.

Huka Productions. A subsidiary of THC (High Times Productions, Inc. (“HTP”)) entered into a Term Sheet with Huka Productions LLC dba Huka Productions (“Huka”), dated as of December 18, 2015, whereby HTP was obligated to utilize Huka to produce at least 3 events during 2016. HTP only completed 2 events (“Produced Events”) due to creative differences. In addition to a potential claim for producer’s fees for the third event, HTP’s potential liability could be approximately $180,000. HTP currently owes Huka $15,000 in connection with the Produced Events.

National Orange Show. THC and the National Orange Show (“NOS”) were in the process of negotiating an exclusive license agreement to permit THC to use NOS’s premises for Cannabis festivals, whereby THC would be obligated to produce six events on their premises within fifteen months from the date of the agreement. THC and NOS never executed the exclusivity agreement, but THC did host Cannabis festivals on NOS’s premises in the meantime. THC paid for each of the events that they hosted on the NOS’s premises, but they did not host the six events that the agreement would have required if executed. If THC and NOS had executed the agreement, THC would owe NOS an additional $355,000.

James & Co. On March 30, 2016, James & Co. delivered invoices to THC in the aggregate amount of approximately $178,500. James & Co. alleges that their company was engaged at the direction of David Kohl, THC’s former CEO, to conduct executive searches for a CFO, SVP, Global Content and Chief of Staff. THC alleges that David Kohl left the company shortly thereafter and James & Co. did not successfully engage in an executive search; therefore, James&Co. is not owed any money pursuant to the engagement letters.

Eclectic Toad. Eclectic Toad has threatened to file a lawsuit against THC under the Master Software Application Development and Services Agreement, dated as of December 24, 2015 (“MSA”). THC has made significant partial payments in the amount of $270,000 to Eclectic Toad. The final payment schedule would call for an additional $230,000, plus a percentage of net revenues, to be paid to Eclectic Toad if Eclectic Toad does or could fully perform.

Schedule 4.12

Material Contracts

4.12(a):

Material Agreements:

THC Purchase Agreement. On December 27, 2016, the Company entered into a stock purchase agreement, which was superseded in its entirety by the amended and restated stock purchase agreement, dated February 14, 2017 (the “THC Purchase Agreement”) by and among, Company, Trans-High Corporation, a New York corporation and wholly-owned Subsidiary of the Company (“THC”) and the stockholders of THC prior to the closing date, pursuant to which the Company agreed to purchase 100% of the capital stock of THC and its subsidiaries.  The acquisition was consummated effective on February 28, 2017.

The information set forth under Company Disclosure Schedule 4.7(c) above “Indebtedness” is incorporated herein by reference.

Global Merchandising Services, Inc. THC entered into a term sheet with Global Merchandising Services, Inc. (“Global”) on October 7, 2016, granting Global the exclusive right to develop, design, manufacture and sell event branded merchandise and THC branded merchandise at live events and to manage and run the official Cannabis Cup e-commerce stores and offer and sell products through the THC webstore. THC also engaged Global non-exclusively to distribute its retail products.

Mashable, Inc. THC has entered into a publisher agreement, dated March 3, 2016, with Mashable, Inc. (“Mashable”), pursuant to which THC has agreed to provide Mashable with a content license to distribute THC branded High Times content on various online properties owned and operated by Mashable on their proprietary publisher platform (collectively, the “Publisher Agreement”).

Playbuzz. THC has entered into an ad revenue share agreement with Playbuzz Ltd (“Playbuzz”), dated August 8, 2016 (“Revenue Share Agreement”), pursuant to which the parties have agreed to a content distribution arrangement whereby Playbuzz will host, develop and distribute THC sponsored content on the Playbuzz monetization program.

Las Vegas Cannabis Cup. THC has entered into a Las Vegas cannabis cup agreement, dated November 17, 2016 (“Las Vegas Cannabis Cup Agreement”), with Moapa Band of Paiutes (“Tribe”) and Ultra Health, LLC, with the intent of establishing a promotional collaboration between the parties to produce an initial Cannabis Cup Event in the Spring of 2017 on the Tribe’s Indian reservation near Crystal Nevada.

OX Services. THC has entered into a web services agreement with Office of Experience LLC (“OX”), dated August 18, 2016, whereby OX has agreed to provide THC with certain website maintenance services (“OX Services Agreement”).

ASCAP. THC has entered into a license agreement with the American Society of Composers, Authors and Publishers (“ASCAP”), pursuant to which ASCAP has agreed to provide THC with a license upon the terms set forth therein for the public performance by THC of certain licensed musical sound records or published musical works.

Network Installation and Administration. THC has entered into an agreement with ASAP/NetSource (“ASAP”), effective as of April 1, 2016, whereby ASAP has agreed to provide THC corporate offices and networks with installation and network administrative services for anti-virus software system applications.

Emerald Group. THC entered into a Merchandising and Licensing Agreement with Tree House Growth Fund LLC d/b/a Emerald Group (“Emerald”) on July 24, 2016 to create merchandise for THC using their intellectual property.

Winkanda, LLC. THC entered into a joint venture agreement with Winkanda, LLC, dated January 26, 2017, pursuant to which the parties intend to consummate a joint venture between the Mindful, Canopy IP Holding Group, LLC and High Times for the designing, constructing and operating of a first-classs cannabis and cannabis-related, products, ancillary items and food and beverage hospitality location(s) within and outside the State of Colorado.

Octopus. THC entered into a licensing agreement with Octopus Publishing Group Limited (“Octopus”), dated February 15, 2017, pursuant to which THC has granted to Octopus the non-exclusive right to license and administer the licensing of THC media assets in consideration for certain fees set forth in the agreement.

International Green Growers. THC entered into a letter of intent agreement with International Green Growers Limited, pursuant to which the parties seek to partner in the development of the Cannabis Cup in Jamaica in May of 2017 or such other date as may be decided by the parties thereto.

BBK Tobacco & Foods, LLP. THC entered into a Co-Branding Merchandise and Licensing Agreement with BBK Tobacco & Foods, LLP (“BBK”) on August 19, 2016 whereby THC granted BBK a license to promote, market and deliver RAW and THC co-branded rolling papers.

RageOn. THC entered into an agreement with RageOn, Inc. (“RageOn”) on April 7, 2016, whereby THC granted RageOn a license to purchase prints of THC materials on any media that RageOn offers (i.e. t-shirts, sweatshirts).

Ethan’s Branding Co. LTD. THC entered into an agreement with Ethan’s Branding Co. LTD (“Ethan’s”), dated as of July 8, 2014, granting Ethan’s the non-exclusive license to design and manufacture products (hats) bearing THC’s trademarks and to mark, promote, distribute and sell the products.

Rush49. THC entered into a license agreement with Trolion Inc., d/b/a Rush49 (“Rush49”), dated as of April 4, 2016, to use, reproduce, prepare derivative works, distribute, and display Merchant’s logo, image, trade name and material provided by Merchant to Rush49 solely in connection with and for the purpose of marketing, sale and distribution of promotional program vouchers.

Palms Oaks. THC entered into a trademark license proposal in connection with Palm Oaks Entertainment, LLC’s (“Palm Oaks”) Record and Company Imprint on October 27, 2016 granting Palm Oaks the sole and exclusive right and license to use THC’s trademarks solely in connection with the manufacturing, sale and distribution of physical full-length records and digital records.

HKA Digital, Limited. THC entered into a license agreement with HKA Digital, Limited (“HKA”) on May 9, 2016, granting HKA a license to use THC’s logos, trademarks and tradenames associated with the name “High Times” in connection with the development, production, publishing, manufacturing, promotion, distribution, and sale of its legalized marijuana themed video game, tentatively titled “Hemp, Inc.”

Pursuant to resolutions adopted by the Board of Directors of Trans-High Corporation, dated as of May 9, 2016, THC agreed to pay Nicholas Zitelli (“Nico”) $25,000 in exchange for all right, title and interest in the “Scorebook System.” THC will grant a license back to Nico to use the Scorebook System for non-competitive uses, to be mutually agreed by the parties. THC and Nico are currently negotiating the terms of a Software License Agreement and Assignment of Software Agreement to effectuate the assignment and license of the Scorebook System. See Schedule 3.15.

C-net. THC entered into a Joint Marketing and Media Services Agreement term sheet with Moblty Inc. (“C-net”) on January 11, 2017, in connection with a strategic partnership between THC and C-net. THC will assist in the commercialization of C-net’s network and C-net will make available to THC the C-net network to deliver THC branded content and the advertising and marketing programs it sells on behalf of the partnership to generate revenue and expand the THC brands. THC will be the exclusive broker of advertising and provider of content for the C-net where C-net exists in the United State of America and its possessions at participating host locations in legal Cannabis medical dispensaries and recreational retainers. THC will grant a non-exclusive license for C-net to use its marks and other intellectual property.

Rokin LLC. THC entered into a Consulting Service Agreement with Rokin LLC (“Rokin”) on January 17, 2017 in connection with brand strategy and development consulting services to be provided by THC to Rokin no less than once a month. In consideration for such services, THC will receive one fully vested share of common stock of Rokin, par value $1.00 per share (“Share”) which Share represents a 1% ownership interest in Rokin, on a fully-diluted basis. Additionally, Rokin shall be responsible for the payment and reimbursement to THC of all media and advertising costs, currently estimated to amount to $10,000.

WME Entertainment. THC entered into a Shopping Agreement (“Shopping Agreement”) with Groundswell Productions II, Inc. c/o WME Entertainment (“WME”) on or about August 14, 2016, in connection with a proposed scripted episodic television or feature motion picture project (the “Project”) based on the history of Tom Forcade and the history of THC. WME shall pay THC $1.00 for the exclusive right to submit the Project to third party financiers, production companies, studios and networks and seek an agreement for financing, development, production, broadcast, distribution and/or other exploitation of the Project for a period of 9 months after the execution of the Shopping Agreement. WME and THC shall each retain 100% of any fees, contingent compensation and other compensation that each may receive in connection with an Owner Services Agreement, to be negotiated in good faith, which provides for the terms and conditions of the Owner’s engagement as an executive producer or otherwise.

Eclectic Toad, LLC. THC entered into a master software application and development services agreement with Eclectic Toad, LLC, dated December 24, 2015 (the “MSA”), pursuant to which THC has engaged Eclectic Toad, LLC to provide THC with certain software application services. For more information please see Company Disclosure Schedule 4.11 under “Potential or Threatened Litigation.”

Curtis Circulation Company, LLC. THC entered into a distribution agreement with the Curtis Circulation Company, LLC (“Curtis”), dated January 4, 2016, pursuant to which Curtis has agreed to be the exclusive distributor in the U.S. and Canada for all present and future publications to be published by THC

United Talent Agency, LLC. THC entered into an agreement with United Talent Agency, LLC (“UTA”) in July 2016, whereby UTA will act as a business consultant and talent agency for THC for a period of 2 years, subject to renewals. If UTA introduces THC to any type of partnership, UTA shall be entitled to receive a percentage of all gross compensation earned or received by THC in connection with those agreements. Furthermore, THC shall pay UTA a 25% commission in connection with THC’s relationship with Emerald. UTA shall receive the following commissions in connection with their services:

○	Film – 10%

○	Television – 10%

○	Publishing – 15%

○	Merchandising/Licensing – 20%

○	Appearances/Touring – 10%

○	Video Game/App Publishing – 4% of any development fees and 6% of all backend royalties

○	Independent Financing/Digital Productions/Branded Entertainment – 5% of the full budget for projects with budgets <$1,000,000 or 3% for budgets >$1,000,00, 10% of all contingent compensation in either case

■	UTA will be locked as the sole “Sales Agent” or “Packaging Agent” in the US and Canada for the individual project

○	Sales Agent/Packaging Agent – 10% of all gross guaranteed revenue payable to THC

○	Multi Channel Network/Digital Platform Deals - 10%

○	Brand Sponsorships - 15%

Matt Stang Employment Agreement. February 28, 2017, employment agreement between the Company and Matthew Stang, an individual and chief revenue officer of THC (“Stang”). In addition to the stock options referred to in Schedule 4.3(e), Mr. Stang receives a base salary of $300,000 per annum.

Employment Agreement with Adam E. Levin. The Company entered into an employment agreement with Adam E. Levin, effective as of July 17, 2017 and expiring December 31, 2020, under which he shall serve as Chairman and Chief Executive officer of the Company and the other members of the Target Companies. Under the terms of the agreement, Mr. Levin receives a base salary of $500,000 per annum and an annual bonus of $500,000 payable following the end of each of the three calendar years commencing with the year ending December 31, 2018 in the event that either (i) the consolidated revenues of the Target Companies exceeds 120% of the consolidated revenues for the immediately proceeding year, or (ii) the closing price of the Company common stock as traded on any securities exchange at the end of any of the three calendar years exceeds 120% of the closing price of such common stock at the end of the prior calendar year. The employment agreement a contains change of control provision, severance payments upon termination without cause, and permits Mr. Levin to work from his office in Puerto Rico.

THC, Bay Area Green Gross, Inc., and Kevin Reed entered into an agreement, release and discharge agreement. Pursuant to a potential claim of trademark infringement the parties agreed to settle, without any admission of liability, any and all claims held by THC against Bay Green Gross, Inc., and Kevin Reed.

THC, Michael Antler and Spokannabis Fest (collectively, the “Antler Parties”) entered into an agreement, dated May 16, 2014, stipulating to certain facts of ownership of THC registered intellectual property and without admitting liability of fault, the Antler Parties agreed to refrain and cease using certain THC intellectual property.

OpSpark, LLC. On May 29, 2014,THC, Mark Smith and OpSpark, LLC entered into an agreement stipulating to certain facts of THC ownership of certain registered trademarks, pursuant to which Mark Smith and OpSpark, LLC agreed not to seek registration, use certain trademarks of THC and cease the use of any trademarks that infringe upon THC owned intellectual property, as further set forth in the agreement.

Khan Parties.On October 15, 2014, THC and NK Smokeshop d/b/a High Times Smokeshop and Harris Khan (collectively, the “Khan Parties”) entered into an agreement, stipulating to certain facts of ownership of THC registered trademarks and without admitting liability of fault, the Khan Parties agreed to refrain and cease using certain THC trademarks.

On March 24, 2015 THC and High Times, LLC entered into an agreement stipulating to certain facts of THC registered intellectual property and ownership pursuant to which High Times, LLC agreed to the terms of the agreement and subsequently filed with the U.S. Patent and Trademark Office a withdrawal of an application for a trademark.

Lola Milani. On September 13, 2016, THC and Lola Milani entered into an agreement, release and discharge stipulating to certain facts of ownership of THC registered trademarks and without admitting liability of fault, the Lola Milani agreed to refrain and cease using certain THC trademarks.

HK Business.On September 28, 2015 THC entered into an agreement, release and discharge with HK Business Inc., Ali Valji, Shamsuddin Daredia and AV Interests, LLC (the “HK Parties”), pursuant to which the HK Parties stipulated to certain facts relating to THC ownership of certain registered trademarks, pursuant to which the HK Parties agreed not to use certain trademarks of THC and cease the use of any trademarks that infringe upon THC owned intellectual property, as further set forth in the agreement.

David Peck Employment Agreement.In March 2017, THC entered into a one year employment agreement with David Peck under which Mr. Peck would serve as Vice President, Business Development of THC and subsidiaries. Mr. Peck receives a salary of $140,000 and stock options to purchase 60,000 shares of Class B common stock at $4.20 per share that vests over a period of four years if THC elects to renew the employment agreement at the expiration of the term of the agreement. Mr. Peck’s employment is “at will” and he may be terminated by THC at any time during the term of the agreement with our without cause.

BioCup Music Festival Agreements. On August 10, 2017, THC acquired from Bio Cup Music Festival, Ltd. (“BioCup”) the right to conduct a Cannabis Cup Event at a designated venue in Vancouver, British Columbia, that was held between August 23, 2017 and August 28, 2017, as well as future events we may sponsor at such venue. In addition to paying 2017 festival expenses to unaffiliated third parties, THC paid to the stockholders of BioCup the sum of $375,000 in the form of a THC 4% note due December 31, 2018. The note is convertible into shares of Company Class A Common Stock or shares of its successor-in-interest and must be converted in common stock if the holders of such common stock can immediately sell such shares for at least $375,000 prior to the December 31, 2018 maturity date of the note.

On August 10, 2017, THC also entered into an advertising sponsorship and placement agreement with Western Hemp Genetics Ltd., an affiliate of BioCup, under which Western Hemp would be permitted to place print advertisements in the Hightimes magazine and on the Hightimes and Cannabis Cup website.

Scott McGovern Employment Agreement.On August 31, 2017, THC entered into a three year employment agreement with Scott McGovern, under which Mr. McGovern will be Senior Vice President of Publishing of THC and its subsidiaries. Under the terms of the agreement, Mr. McGovern will receive an annual salary of $250,000 plus an annual bonus (payable in cash or shares of Company common stock) based on THC and subsidiaries meeting certain revenue targets established by the board of directors of the Company. Mr. McGovern also receive stock options vesting in equal one-third installments at the end of each anniversary year of employment to purchase up to 150,000 shares of Company Class B common stock at an exercise price of $4.20 per share.

Green Rush Daily Sales Representative Agreement.On August 31, 2017, the Company entered into an online sales representative agreement with Green Rush Daily Inc., an affiliate of Scott McGovern, pursuant to which Green Rush appointed THC as Green Rush’s exclusive sales representative with respect to: (a) all advertisements to be sold or otherwise offered to third-party advertisers on the Green Rush websites, and (b) all advertisements for display to retail and wholesale channels on the websites. Under the terms of the agreements all fees received from advertisers on the Green Rush website are to be split 70% to THC and 30% to Green Rush.

The online sales representative agreement and the employment agreement with Mr. McGovern may be terminated by Mr. McGovern in the event that the Company or any successor-in-interest (including OAC does not become a public company by March 31, 2018. In a related development, on August 31, 2017, Mr. McGovern purchased 299,110 shares of Class A Common Stock from a founding minority stockholder of the Company at the founders price of $0.001 per share.

4.12(b):

All contracts or agreements as disclosed under Material Contracts or any Company Material Contract that is subject to such Pending and Threatened Litigation.

Schedule 4.13

Intellectual Property

4.13(a)(i):

THC Material Intellectual Property:

See Report of Trademark and Copyright Applications and Registrations Worldwide dated as of February 21, 2017 attached.

THC also uses common law marks that have not been, or due to their nature are unable to be, registered, including, without limitation:

○	POT40

○	COUNTRY FAIR CUP

○	POT SHOTS

○	ASK DR. MITCH

○	TRAILBLAZERS

○	S.T.A.S.H. AWARD

○	HIGH FIVE

○	DANNY DANKO

○	FREE WEED WITH DANNY DANKO

THC is the owner of the IP related to various publication and other visual (including audio visual works and photographs) and written content, which THC distributes through the High Times Magazine and via its digital distribution channels.

4.13 (a)(ii):

OpSpark, LLC. On May 29, 2014,THC, Mark Smith and OpSpark, LLC entered into an agreement stipulating to certain facts of THC ownership of certain registered trademarks, pursuant to which Mark Smith and OpSpark, LLC agreed not to seek registration, use certain trademarks of THC and cease the use of any trademarks that infringe upon THC owned intellectual property, as further set forth in the agreement.

NK Smokeshop. On October 15, 2014, THC and NK Smokeshop d/b/a High Times Smokeshop and Harris Khan (collectively, the “Khan Parties”) entered into an agreement, stipulating to certain facts of ownership of THC registered trademarks and without admitting liability of fault, the Khan Parties agreed to refrain and cease using certain THC trademarks.

On March 24, 2015 THC and High Times, LLC entered into an agreement stipulating to certain facts of THC registered intellectual property and ownership pursuant to which High Times, LLC agreed to the terms of the agreement and subsequently filed with the U.S. Patent and Trademark Office a withdrawal of an application for a trademark. [

Lola Milani . On September 13, 2016, THC and Lola Milani entered into an agreement, release and discharge stipulating to certain facts of ownership of THC registered trademarks and without admitting liability of fault, the Lola Milani agreed to refrain and cease using certain THC trademarks.

HK Business. On September 28, 2015 THC entered into an agreement, release and discharge with HK Business Inc., Ali Valji, Shamsuddin Daredia and AV Interests, LLC (the “HK Parties”), pursuant to which the HK Parties stipulated to certain facts relating to THC ownership of certain registered trademarks, pursuant to which the HK Parties agreed not to use certain trademarks of THC and cease the use of any trademarks that infringe upon THC owned intellectual property, as further set forth in the agreement.

National Orange Show. THC and the National Orange Show (“NOS”) were in the process of negotiating an exclusive license agreement to permit THC to use NOS’s premises for Cannabis festivals, whereby THC would be obligated to produce six events on their premises within fifteen months from the date of the agreement. THC and NOS never executed the exclusivity agreement, but THC did host Cannabis festivals on NOS’s premises in the meantime. THC paid for each of the events that they hosted on the NOS’s premises, but they did not host the six events that the agreement would have required if executed. If THC and NOS had executed the agreement, THC would owe NOS an additional $355,000.

4.13 (c).

Outbound IP License

Reference is made to Company Disclosure Schedule 4.12(a) above “Material Agreements”

Page: 2

Cowan, Liebowitz & Latman, P.C.

TRANS HEMP COMPANY OF AMERICA, INC.

Applications and Registrations as of February 21, 2017

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
Canada	PLANET HEMP & DESIGN	833201	9/11/1997	TMA517146	5/20/1999	REGISTERED

MAIL ORDER SERVICES

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
Canada	HIGH TIMES	0425008	10/23/1978	TMA240868	4/20/1980	REGISTERED

MAGAZINE

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
Canada	HEMP TIMES	0777564	2/10/1995	TMA479184	5/29/1997	REGISTERED

PRINTED PUBLICATIONS, NAMELY, MAGAZINES AND MAGAZINE SUPPLEMENTS

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
Canada	MEDICAL CANNABIS CUP	1679223	5/30/2014	TMA925908	12/18/2015	REGISTERED

BOOKS; POSTERS

CASUAL CLOTHING

ORGANIZATION AND ARRANGEMENT OF EDUCATIONAL AND INSTRUCTIONAL SEMINARS AND CONFERENCES REGARDING LEGAL, MEDICAL AND POLITICAL DEVELOPMENTS AND SOCIETAL ATTITUDES ABOUT MEDICAL MARIJUANA; ORGANIZATION AND ARRANGEMENT OF EXHIBITIONS FOR EDUCATIONAL, CULTURAL AND ENTERTAINMENT PURPOSES REGARDING LEGAL, MEDICAL, AND POLITICAL DEVELOPMENTS AND SOCIETAL ATTITUDES ABOUT MEDICAL MARIJUANA; ORGANIZATION AND ARRANGEMENT OF MUSICAL EXHIBITIONS

Page: 3

Cowan, Liebowitz & Latman, P.C.

TRANS HEMP COMPANY OF AMERICA, INC.

Applications and Registrations as of February 21, 2017

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
Canada	HIGH TIMES	1679221	5/30/2014			FILED

HIGH TIMES

GOODS:

(1) ELECTRICAL APPARATUS, NAMELY, PRE-RECORDED CDS FEATURING MUSIC; PRE-RECORDED DVDS FEATURING VIDEOS ABOUT CANNABIS

(2) MAGAZINES

(3) CASUAL WEAR

(4) BOOKS; POSTERS, DECALS, STATIONARY, NAMELY, POSTCARDS, BOOKLETS, BROCHURES AND ADVERTISING PAMPHLETS

SERVICES:

(1) FINANCIAL AND INVESTMENT CONSULTATION; INVESTMENT ADVICE; INVESTMENT OF FUNDS FOR OTHERS

(2) ORGANIZATION AND ARRANGEMENT OF EXHIBITIONS, ORGANIZING HARVEST FESTIVALS, ORGANIZATION AND ARRANGEMENT OF EDUCATIONAL AND INSTRUCTIONAL SEMINARS AND CONFERENCES IN THE FIELD OF CANNABIS; ORGANIZATION AND ARRANGEMENT OF EXHIBITIONS FOR EDUCATIONAL, CULTURAL AND ENTERTAINMENT PURPOSES IN THE FIELD OF CANNABIS

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
Canada	Design of MEDICAL CANNABIS CUP	1679224	5/30/2014	TMA921780	11/30/2015	REGISTERED

ORGANIZATION AND ARRANGEMENT OF EDUCATIONAL AND INSTRUCTIONAL SEMINARS AND CONFERENCES REGARDING LEGAL, MEDICAL AND POLITICAL DEVELOPMENTS AND SOCIETAL ATTITUDES ABOUT MEDICAL MARIJUANA; ORGANIZATION AND ARRANGEMENT OF EXHIBITIONS FOR EDUCATIONAL, CULTURAL AND ENTERTAINMENT PURPOSES REGARDING LEGAL, MEDICAL, AND POLITICAL DEVELOPMENTS AND SOCIETAL ATTITUDES ABOUT MEDICAL MARIJUANA; ORGANIZATION AND ARRANGEMENT OF MUSICAL EXHIBITIONS

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
Canada	HIGH TIMES	1544908	9/23/2011	TMA896788	2/18/2015	REGISTERED

(1) OPERATION OF RETAIL STORES OFFERING FOR SALE, DISTRIBUTING AND SELLING SMOKING ARTICLES, POSTERS, BOOKS, TINS, ASHTRAYS, SHOOTER GLASSES, BOTTLE OPENERS, MONEY CLIPS, MUGS, CARD HOLDERS, WRIST BANDS, PLAYING CARDS

(2) WHOLESALE AND RETAIL DISTRIBUTION AND SALE OF SMOKING ARTICLES, POSTERS, BOOKS, TINS, ASHTRAYS, SHOOTER GLASSES, BOTTLE OPENERS, MONEY CLIPS, MUGS, CARD HOLDERS, WRIST BANDS, PLAYING CARDS

Page: 4

Cowan, Liebowitz & Latman, P.C.

TRANS HEMP COMPANY OF AMERICA, INC.

Applications and Registrations as of February 21, 2017

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
Canada	CANNABIS CUP	1679222	5/30/2014	TMA921780	11/30/2015	REGISTERED

BOOKS

CASUAL/CLOTHING

ORGANIZATION AND ARRANGEMENT OF EXHIBITIONS, ORGANIZING HARVEST FESTIVALS; ORGANIZATION AND ARRANGEMENT OF EDUCATIONAL AND INSTRUCTIONAL SEMINARS AND CONFERENCES IN THE FIELD OF CANNABIS; ORGANIZATION AND ARRANGEMENT OF EXHIBITIONS FOR EDUCATIONAL, CULTURAL AND ENTERTAINMENT PURPOSES IN THE FIELD OF CANNABIS

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
China (People's Republic Of)	HIGH TIMES	13638265	11/6/2014	13638265	12/28/2015	REGISTERED

HIGH TIMES

34:

3401: ELECTRIC AND ELECTRONIC VAPORIZER PIPES AND CIGARETTES; CIGARETTES CONTAINING TOBACCO SUBSTITUTE, NOT FOR MEDICAL USE

3402: CIGARETTE CASES; CIGARETTE TIPS; TOBACCO PIPES; ASHTRAYS

3403: MATCH BOXES; MATCHES

3404: LIGHTERS FOR SMOKERS

3405: CIGARETTE FILTERS

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
European Union	CANNABIS CUP	007451842	12/9/2008	007451842	5/16/2011	REGISTERED

09: SCIENTIFIC, NAUTICAL, SURVEYING, ELECTRIC, PHOTOGRAPHIC, CINEMATOGRAPHIC, OPTICAL, WEIGHING, MEASURING, SIGNALLING, CHECKING (SUPERVISION), LIFE SAVING AND TEACHING APPARATUS AND INSTRUMENTS; APPARATUS FOR RECORDING, TRANSMISSION AND REPRODUCTION OF SOUND OR IMAGES; MAGNETIC DATA CARRIERS, RECORDING DISCS; AUTOMATIC VENDING MACHINES AND MECHANISMS FOR COIN-OPERATED APPARATUS; CASH REGISTERS, CALCULATING MACHINES, DATA PROCESSING EQUIPMENT AND COMPUTERS; FIRE-EXTINGUISHING APPARATUS; PRERECORDED AUDIO AND VIDEO CASSETTES, DIGITAL AUDIO DISCS AND DIGITAL VIDEO DISCS

25: CLOTHING, FOOTWEAR, HEADGEAR

41: EDUCATIONAL SERVICES, TRAINING SERVICES AND ENTERTAINMENT; SPORTING AND CULTURAL ACTIVITIES; PROVIDING AN ON-LINE JOURNAL VIA GLOBAL COMPUTER NETWORKS, PROVIDING EDUCATIONAL, ENTERTAINMENT AND CULTURAL INFORMATION VIA A WORLD WIDE COMPUTER NETWORK, ORGANISING AND ARRANGING SEMINARS AND CONFERENCES IN THE FIELD OF EDUCATION AND TRAINING; CEREMONY SERVICES INCLUDED IN THIS CLASS; BROADCASTING TELEVISION PROGRAMMES VIA GLOBAL COMPUTER NETWORKS

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
European Union	CANNABIS CUP	013011657	6/19/2014	013011657	6/3/2015	REGISTERED

30: PREPARATIONS MADE FROM CEREALS; CAKES; COOKIES; PASTRIES; BROWNIES; BREAD; PANCAKES; ICE CREAM, WAFFLES, CONFECTIONERY; PREPARED DESSERTS; CHILLED DESSERTS; BAKERY GOODS

31: PLANT SEEDS, DRIED FLOWERS; NATURAL PLANTS AND FLOWERS

35: WHOLESALE AND RETAIL SERVICES RELATING TO MAGAZINES, BAKING GOODS, DESSERTS, CONFECTIONERY, PLANT SEEDS, DRIED FLOWERS, NATURAL PLANTS, FLOWERS AND HORTICULTURAL PRODUCTS

Page: 3

Cowan, Liebowitz & Latman, P.C.

TRANS-HIGH CORPORATION, INC.

Applications and Registrations as of February 21, 2017

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
European Union	HIGH TIMES	2408265	11/5/2001	2408265	5/16/2003	REGISTERED

HIGH TIMES

09: SCIENTIFIC, NAUTICAL, SURVEYING, ELECTRIC, PHOTOGRAPHIC, CINEMATOGRAPHIC, OPTICAL, WEIGHING, MEASURING, SIGNALLING, CHECKING (SUPERVISION), LIFE-SAVING AND TEACHING APPARATUS AND INSTRUMENTS; APPARATUS FOR RECORDING, TRANSMISSION AND REPRODUCTION OF SOUND OR IMAGES; MAGNETIC DATA CARRIERS, RECORDING DISCS; AUTOMATIC VENDING MACHINES AND MECHANISMS FOR COIN-OPERATED APPARATUS; CASH REGISTERS, CALCULATING MACHINES, DATA PROCESSING EQUIPMENT AND COMPUTERS; FIRE-EXTINGUISHING APPARATUS; PRERECORDED AUDIO AND VIDEO CASSETTES, DIGITAL AUDIO DISCS AND DIGITAL VIDEO DISCS.

16: PAPER, CARDBOARD AND GOODS MADE FROM THESE MATERIALS, NOT INCLUDED IN OTHER CLASSES; PRINTED AND EMBOSSED MATTER; BOOKBINDING MATERIAL; PHOTOGRAPHS; ARTICLES OF STATIONERY; ADHESIVES FOR OFFICE OR DOMESTIC USE; ARTISTS' MATERIALS; PAINT BRUSHES; TYPEWRITERS AND OFFICE REQUISITES (EXCEPT FURNITURE); INSTRUCTIONAL AND TEACHING MATERIAL (EXCEPT APPARATUS); PLASTIC MATERIALS FOR PACKAGING (NOT INCLUDED IN OTHER CLASSES); PLAYING CARDS; PRINTING FONTS; PRINTING BLOCKS; MAGAZINES AND BOOKS, CALENDARS, POSTCARDS AND POSTERS.

41: EDUCATIONAL SERVICES, TRAINING SERVICES AND ENTERTAINMENT; SPORTING AND CULTURAL ACTIVITIES; PROVIDING AN ON-LINE JOURNAL VIA GLOBAL COMPUTER NETWORKS; PROVIDING EDUCATIONAL, ENTERTAINMENT AND CULTURAL INFORMATION VIA A WORLD-WIDE COMPUTER NETWORK; ORGANISING AND ARRANGING SEMINARS AND CONFERENCES IN THE FIELD OF EDUCATION AND TRAINING; CEREMONY SERVICES INCLUDED IN THIS CLASS; BROADCASTING TELEVISION PROGRAMMES VIA GLOBAL COMPUTER NETWORKS.

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
European Union	HIGH TIMES	13003136	6/19/2014	13003136	11/11/2014	REGISTERED

HIGH TIMES

30: PREPARATIONS MADE FROM CEREALS; CAKES; COOKIES; PASTRIES; BROWNIES; BREAD; PANCAKES; ICE CREAM, WAFFLES; CONFECTIONERY; PREPARED DESSERTS; CHILLED DESSERTS; BAKERY GOODS

31: PLANT SEEDS; DRIED FLOWERS; NATURAL PLANTS AND FLOWERS

35: WHOLESALE AND RETAIL SERVICES RELATING TO MAGAZINES, STATIONERY, INSTRUCTIONAL AND TEACHING MATERIAL, BAKERY GOODS, DESSERTS, CONFECTIONERY, PLANT SEEDS, DRIED FLOWERS, NATURAL PLANTS, FLOWERS AND HORTICULTURAL PRODUCTS

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
Germany	HIGH TIMES		3/20/1996	2096026	3/11/1995	REGISTERED

HIGH TIMES

16: PAPER, CARDBOARD; PRINTED MATTER; BOOKBINDING MATERIAL; PHOTOGRAPHS; STATIONARY

Page: 6

Cowan, Liebowitz & Latman, P.C.

TRANS-HIGH CORPORATION, INC.

Applications and Registrations as of February 21, 2017

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
Jamaica	CANNABIS CUP	63008	6/27/2014	63008	5/6/2015	REGISTERED

16: MAGAZINES, BOOKS, POSTERS

25: CAPS, JACKETS, T-SHIRTS AND SWEATSHIRTS

41: EDUCATION; PROVIDING OF TRAINING; ENTERTAINMENT; SPORTING AND CULTURAL ACTIVITIES

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
Jamaica	HIGH TIMES	63007	6/27/2014	63007	6/27/2014	REGISTERED

HIGH TIMES

16: MAGAZINES, BOOKS, POSTERS

25: CAPS, JACKETS, T-SHIRTS AND SWEATSHIRTS

41: EDUCATION; PROVIDING OF TRAINING; ENTERTAINMENT; SPORTING AND CULTURAL ACTIVITIES

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
Jamaica	MEDICAL GANJA CUP	66944	4/14/2015	66944	4/14/2015	REGISTERED

16: SERIES OF BOOKS ABOUT HEMP, POSTERS

25: T-SHIRTS, SWEATSHIRTS, CAPS

41: ORGANIZATION AND ARRANGEMENT OF EDUCATIONAL AND INSTRUCTIONAL SEMINARS AND CONFERENCES REGARDING LEGAL, MEDICAL AND POLITICAL DEVELOPMENTS AND SOCIETAL ATTITUDES ABOUT MEDICAL MARIJUANA NOT INCLUDING THE PROVISION OR DISPLAY OF MARIJUANA, MARIJUANA-BASED PREPARATIONS, OR MARIJUANA EXTRACTS OR DERIVATIVES, SYNTHETIC MARIJUANA, OR OTHER SUBSTANCES CONTROLLED BY THE CONTROLLED SUBSTANCES ACT; ORGANIZATION AND ARRANGEMENT OF EXHIBITIONS FOR EDUCATIONAL, CULTURAL AND ENTERTAINMENT PURPOSES REGARDING LEGAL, MEDICAL, AND POLITICAL DEVELOPMENTS AND SOCIETAL ATTITUDES ABOUT MEDICAL MARIJUANA NOT INCLUDING THE PROVISION OR DISPLAY OF MARIJUANA, MARIJUANA-BASED PREPARATIONS, OR MARIJUANA EXTRACTS OR DERIVATIVES, SYNTHETIC MARIJUANA, OR OTHER SUBSTANCES CONTROLLED UNDER THE CONTROLLED SUBSTANCES ACT; ORGANIZATION AND ARRANGEMENT OF MUSICAL EXHIBITIONS

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
Jamaica	MEDICAL CANNABIS CUP	66943	4/14/2015	66943	4/14/2015	REGISTERED

16: SERIES OF BOOKS ABOUT HEMP, POSTERS

25: T-SHIRTS, SWEATSHIRTS, CAPS

41: ORGANIZATION AND ARRANGEMENT OF EDUCATIONAL AND INSTRUCTIONAL SEMINARS AND CONFERENCES REGARDING LEGAL, MEDICAL AND POLITICAL DEVELOPMENTS AND SOCIETAL ATTITUDES ABOUT MEDICAL MARIJUANA NOT INCLUDING THE PROVISION OR DISPLAY OF MARIJUANA, MARIJUANA-BASED PREPARATIONS, OR MARIJUANA EXTRACTS OR DERIVATIVES, SYNTHETIC MARIJUANA, OR OTHER SUBSTANCES CONTROLLED BY THE CONTROLLED SUBSTANCES ACT; ORGANIZATION AND ARRANGEMENT OF EXHIBITIONS FOR EDUCATIONAL, CULTURAL AND ENTERTAINMENT PURPOSES REGARDING LEGAL, MEDICAL, AND POLITICAL DEVELOPMENTS AND SOCIETAL ATTITUDES ABOUT MEDICAL MARIJUANA NOT INCLUDING THE PROVISION OR DISPLAY OF MARIJUANA, MARIJUANA-BASED PREPARATIONS, OR MARIJUANA EXTRACTS OR DERIVATIVES, SYNTHETIC MARIJUANA, OR OTHER SUBSTANCES CONTROLLED UNDER THE CONTROLLED SUBSTANCES ACT; ORGANIZATION AND ARRANGEMENT OF MUSICAL EXHIBITIONS

Page: 7

Cowan, Liebowitz & Latman, P.C.

TRANS-HIGH CORPORATION, INC.

Applications and Registrations as of February 21, 2017

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
Jamaica	GANJA CUP	66942	4/14/2015	66942	4/14/2015	REGISTERED

16: BOOKS IN THE FIELD OF CANNABIS

25: CLOTHING, NAMELY T-SHIRTS

41: ORGANIZATION AND ARRANGEMENT OF EXHIBITIONS, HARVEST FESTIVALS FEATURING A VARIETY OF ACTIVITIES, NAMELY ART AND CRAFT EXHIBITIONS, ORGANIZATION AND ARRANGEMENT OF EDUCATIONAL AND INSTRUCTIONAL SEMINARS AND CONFERENCES IN THE FIELD OF CANNABIS, ORGANIZATION AND ARRANGEMENT OF EXHIBITIONS FOR EDUCATIONAL, CULTURAL AND ENTERTAINMENT PURPOSES IN THE FIELD OF CANNABIS

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
Japan	HIGH TIMES	09/013291	2/13/1997	4238668	3/12/1999	REGISTERED

HIGH TIMES

16: MAGAZINES AND NEWSPAPERS

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
Peru	HIGH TIMES & DESIGN	122411	6/01/2000	23484	10/08/2001	REGISTERED

35: ON LINE RETAIL SERVICES FEATURING CLOTHING, PERSONAL CARRY ITEMS AND LUGGAGE, KITCHEN ITEMS, NAMELY, COOKIE CUTTERS AND SHOT GLASSES, MAGNETS; HOUSEHOLD ITEMS, NAMELY, ASHTRAYS NOT OF PRECIOUS METALS, BEADED CURTAINS; BLANKETS; BOOKS, MAGAZINES, CALENDARS, PRE-RECORDED VIDEOS, COMPUTER DISKETTES AND COMPACT DISCS FEATURING INFORMATION ABOUT HEMP; MEMORANDUM BOARDS; NOTEBOOK BINDERS; TOYS, NAMELY, FLYING DISCS; CIGARETTE LIGHTERS NOT OF PRECIOUS METALS; STASH TINS

Page: 8

Cowan, Liebowitz & Latman, P.C.

TRANS-HIGH CORPORATION, INC.

Applications and Registrations as of February 21, 2017

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
Switzerland	HIGH TIMES	12040/2001	12/20/2001	502199	12/20/2001	REGISTERED

09: SCIENTIFIC, NAUTICAL, SURVEYING, PHOTOGRAPHIC, CINEMATOGRAPHIC, OPTICAL, WEIGHING, MEASURING, SIGNALLING, CHECKING (SUPERVISION), LIFE-SAVING AND TEACHING APPARATUS AND INSTRUMENTS; APPARATUS AND INSTRUMENTS FOR CONDUCTING, SWITCHING, TRANSFORMING, ACCUMULATING, REGULATING OR CONTROLLING ELECTRICITY; APPARATUS FOR RECORDING, TRANSMISSION OR REPRODUCTION OF SOUND OR IMAGES, INCLUDING PRE-RECORDED AUDIO AND VIDEO CASSETTES, DIGITAL AUDIO DISKS, DIGITAL VIDEO DISKS; MAGNETIC DATA CARRIERS, RECORDING DISCS; AUTOMATIC VENDING MACHINES AND MECHANISMS FOR COIN-OPERATED APPARATUS; CASH REGISTERS, CALCULATING MACHINES, DATA PROCESSING EQUIPMENT AND COMPUTERS; FIRE-EXTINGUISHING APPARATUS

16: PAPER, CARDBOARD AND GOODS MADE FROM THESE MATERIALS, AS FAR AS INCLUDED IN THIS CLASS; PRINTED MATTER, INCLUDING MAGAZINES AND BOOKS, CALENDARS, POSTCARDS AND POSTERS; BOOKBINDING MATERIAL; PHOTOGRAPHS; STATIONERY; ADHESIVES FOR STATIONERY OR HOUSEHOLD PURPOSES; ARTISTS' MATERIALS; PAINT BRUSHES; TYPEWRITERS AND OFFICE REQUISITES (EXCEPT FURNITURE); INSTRUCTIONAL AND TEACHING MATERIAL (EXCEPT APPARATUS); PLASTIC MATERIAL FOR PACKAGING (AS FAR AS INCLUDED IN THIS CLASS); PRINTERS' TYPE; PRINTING BLOCKS.

41: EDUCATION; PROVIDING OF TRAINING; ENTERTAINMENT; SPORTING AND CULTURAL ACTIVITIES, INCLUDING PROVIDING ONLINE MAGAZINE VIA GLOBAL COMPUTER NETWORK; PROVIDING INFORMATION ON PLANTS (INCLUDING HEMP), MUSIC, CULTURE AND POLITICS VIA A GLOBAL COMPUTER NETWORK FOR EDUCATIONAL AND ENTERTAINMENT PURPOSES; ORGANIZATION AND ARRANGEMENT OF EDUCATIONAL AND INSTRUCTIONAL SEMINARS AND CONFERENCES; AWARD CEREMONY SERVICES; TELEVISION PROGRAMMING SHOWN VIA A GLOBAL COMPUTER NETWORK.

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
United States	420.COM	76400991	4/26/2002	2835929	4/27/2004	REGISTERED

38: ELECTRONIC MAIL SERVICES, NAMELY DISTRIBUTION OF CORRESPONDENCE, PROVIDING ACCESS TO ELECTRONIC MAIL MESSAGES AND PROVIDING ELECTRONIC MAIL FORWARDING SERVICES, DISTRIBUTION, FILTRATION AND CONSOLIDATION OF ELECTRONIC MAIL MESSAGES

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
United States	HIGH TIMES	76366764	2/4/2002	2858379	6/22/2004	REGISTERED

09: DVDS FEATURING MUSIC

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
United States	CANNABIS CUP	76137470	9/29/2000	2581279	6/18/2002	REGISTERED

35: ORGANIZATION AND ARRANGEMENT OF CONVENTIONS AND FAIRS IN THE FIELD OF CANNABIS

41: ORGANIZATION AND ARRANGEMENT OF EXHIBITIONS, HARVEST FESTIVALS FEATURING A VARIETY OF ACTIVITIES, NAMELY ART AND CRAFT EXHIBITIONS; ORGANIZATION AND ARRANGEMENT OF EDUCATIONAL AND INSTRUCTIONAL SEMINARS AND CONFERENCES IN THE FIELD OF CANNABIS; ORGANIZATION AND ARRANGEMENT OF EXHIBITIONS FOR EDUCATIONAL, CULTURAL AND ENTERTAINMENT PURPOSES IN THE FIELD OF CANNABIS

Page: 9

Cowan, Liebowitz & Latman, P.C.

TRANS-HIGH CORPORATION, INC.

Applications and Registrations as of February 21, 2017

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
United States	HIGH TIMES	75/472895	4/23/1998	2760992	9/23/2003	REGISTERED

16: POSTERS

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
United States	HIGH TIMES	75/473220	4/23/1998	2386030	9/19/2000	REGISTERED

25: T-SHIRTS

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
United States	PIC OF THE CROP	75/386289	11/7/1997	2290633	11/9/1999	REGISTERED

16: SECTION OF MAGAZINE FEATURING PHOTOGRAPHS AND EDITORIAL COMMENTS ABOUT CANNABIS AND OTHER RELATED PLANTS

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
United States	HIGH TIMES	85/033035	5/7/2010	4069071	12/13/2011	REGISTERED

09: ELECTRICAL APPARATUS, NAMELY, PRE-RECORDED AUDIO RECORDINGS FEATURING MUSIC, PRE-RECORDED VIDEO RECORDINGS ABOUT HEMP

16: MAGAZINES ABOUT HEMP

25: SWEATSHIRTS, CAPS

Page: 10

Cowan, Liebowitz & Latman, P.C.

TRANS-HIGH CORPORATION, INC.

Applications and Registrations as of February 21, 2017

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
United States	HIGH TIMES	74/506986	3/30/1994	1903561	3/14/1995	REGISTERED

HIGH TIMES

16: MAGAZINES ABOUT HEMP

United States	CANNABIS CUP	75/402700	4/23/1998	2289994	11/2/1999	REGISTERED

16: BOOKS IN THE FIELD OF CANNABIS

25: CLOTHING, NAMELY T-SHIRTS

United States	US CANNABIS CUP	86/164759	1/14/2014	4608525	9/9/2014	REGISTERED

16: SERIES OF BOOKS ABOUT HEMP, POSTERS

25: T-SHIRTS AND SWEATSHIRTS

41: ORGANIZATION AND ARRANGEMENT OF EDUCATIONAL AND INSTRUCTIONAL SEMINARS AND CONFERENCES REGARDING LEGAL, MEDICAL AND POLITICAL DEVELOPMENTS AND SOCIETAL ATTITUDES ABOUT MARIJUANA NOT INCLUDING THE PROVISION OR DISPLAY OF MARIJUANA, MARIJUANA-BASED PREPARATIONS, OR MARIJUANA EXTRACTS OR DERIVATIVES, SYNTHETIC MARIJUANA, OR OTHER SUBSTANCES CONTROLLED BY THE CONTROLLED SUBSTANCES ACT; ORGANIZATION AND ARRANGEMENT OF EXHIBITIONS FOR EDUCATIONAL, CULTURAL AND ENTERTAINMENT PURPOSES REGARDING LEGAL, MEDICAL, AND POLITICAL DEVELOPMENTS AND SOCIETAL ATTITUDES ABOUT MARIJUANA NOT INCLUDING THE PROVISION OR DISPLAY OF MARIJUANA, MARIJUANA-BASED PREPARATIONS, OR MARIJUANA EXTRACTS OR DERIVATIVES, SYNTHETIC MARIJUANA, OR OTHER SUBSTANCES CONTROLLED UNDER THE CONTROLLED SUBSTANCES ACT; ORGANIZATION AND ARRANGEMENT OF MUSICAL EXHIBITIONS

United States	420.COM	86/372205	8/20/2014			FILED

35: ON-LINE RETAIL STORE SERVICES FEATURING CLOTHING, NAMELY, T-SHIRTS, SWEATSHIRTS, BASEBALL CAPS AND KNIT CAPS, BOOKS, MAGAZINES, POSTERS, CALENDARS, BACKPACKS, PRE-RECORDED AUDIO WORKS AND PRE-RECORDED VIDEO WORKS, AND SMOKING ARTICLES; ADVERTISING AND INFORMATION DISTRIBUTION SERVICES, NAMELY, PROVIDING CLASSIFIED ADVERTISING SPACE VIA THE GLOBAL COMPUTER NETWORK; PROVIDING CONSUMER PRODUCT AND SERVICE INFORMATION VIA THE INTERNET; PROMOTING THE GOODS AND SERVICES OF OTHERS OVER THE INTERNET; PROVIDING AN ONLINE BUSINESS INFORMATION DIRECTORY ON THE INTERNET; COMPUTERIZED DATABASE MANAGEMENT; PROMOTING AND ADVERTISING INFORMATION ABOUT THE PROFESSIONAL SERVICES OF OTHERS; PROVIDING ON-LINE COMPUTER DATABASES AND ON-LINE SEARCHABLE DATABASES FEATURING CLASSIFIED AD LISTINGS AND WANT ADS; PROVIDING ON-LINE COMPUTER DATABASES AND ON-LINE SEARCHABLE DATABASES FEATURING INFORMATION, CLASSIFIED AD LISTINGS AND ANNOUNCEMENTS ABOUT EMPLOYMENT INFORMATION AND RESUMES, JOB OPENINGS, VOLUNTEER INFORMATION AND VOLUNTEER OPPORTUNITIES THROUGH COMMUNITY AND CHARITABLE ORGANIZATIONS AND BUSINESSES, INFORMATION ABOUT COMMUNITY SERVICE PROGRAMS, INFORMATION ABOUT POLITICS, BUSINESS EVENTS, AND BUSINESS MEETINGS; CLASSIFIED AD LISTINGS FOR RENTALS OF A WIDE VARIETY OF CONSUMER AND BUSINESS GOODS; COMPUTER SERVICES, NAMELY, PROVIDING ON-LINE COMPUTER DATABASES AND ON-LINE SEARCHABLE DATABASES FEATURING CONSUMER INFORMATION ON A WIDE VARIETY OF TOPICS OF GENERAL INTEREST TO THE CONSUMING PUBLIC

Page: 11

Cowan, Liebowitz & Latman, P.C.

TRANS-HIGH CORPORATION, INC.

Applications and Registrations as of February 21, 2017

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
United States	HIGH TIMES	86/029770	5/12/2016			FILED

41: ENTERTAINMENT SERVICES, NAMELY, CASINO GAMING

43: RESORT HOTEL SERVICES, BAR AND RESTAURANT SERVICES

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
United States	HIGH TIMES	86/029717	5/12/2016			FILED

30: BAKERY GOODS AND DESSERT ITEMS, NAMELY, CAKES, COOKIES, PASTRIES AND BROWNIES FOR RETAIL AND WHOLESALE DISTRIBUTION AND CONSUMPTION ON OR OFF THE PREMISES

31: PLANT SEEDS, DRIED FLOWERS; NATURAL PLANTS AND FLOWERS

35: WHOLESALE AND RETAIL STORE SERVICES FEATURING BAKERY GOODS AND DESSERT ITEMS, NAMELY, CAKES, COOKIES, PASTRIES AND BROWNIES, PLANT SEEDS, DRIED FLOWERS, NATURAL PLANTS AND FLOWERS

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
United States	CANNABIS CUP	86/029759	5/12/2016			FILED

30: BAKERY GOODS AND DESSERT ITEMS, NAMELY, CAKES, COOKIES, PASTRIES AND BROWNIES FOR RETAIL AND WHOLESALE DISTRIBUTION AND CONSUMPTION ON OR OFF THE PREMISES ALL OF THE FOREGOING BEING LAWFUL UNDER BOTH STATE AS WELL AS FEDERAL LAW, AND, BAKERY GOODS AND DESSERT ITEMS, NAMELY, CAKES, COOKIES, PASTRIES AND BROWNIES FOR RETAIL AND WHOLESALE DISTRIBUTION AND CONSUMPTION ON OR OFF THE PREMISES NONE OF WHICH CONTAIN MARIJUANA, HEMP, CANNABIS OR DERIVATIVES, EXTRACTS OR SYNTHETIC ITERATIONS OF MARIJUANA, HEMP OR CANNABIS

31: PLANT SEEDS, DRIED FLOWERS; NATURAL PLANTS AND FLOWERS ALL OF THE FOREGOING BEING LAWFUL UNDER BOTH STATE AS WELL AS FEDERAL LAW, AND PLANT SEEDS, DRIED FLOWERS, NATURAL PLANTS AND FLOWERS NONE OF THE FOREGOING COMPRISING OR CONTAINING MARIJUANA, HEMP, CANNABIS OR DERIVATIVES, EXTRACTS OR SYNTHETIC ITERATIONS OF MARIJUANA, HEMP OR CANNABIS

35: WHOLESALE AND RETAIL STORE SERVICES FEATURING BAKERY GOODS AND DESSERT ITEMS, NAMELY, CAKES, COOKIES, PASTRIES AND BROWNIES, PLANT SEEDS, DRIED FLOWERS, NATURAL PLANTS AND FLOWERS ALL OF THE FOREGOING BEING LAWFUL UNDER BOTH STATE AS WELL AS FEDERAL LAW, AND WHOLESALE AND RETAIL STORE SERVICES FEATURING BAKERY GOODS AND DESSERT ITEMS, NAMELY, CAKES, COOKIES, PASTRIES AND BROWNIES NONE OF WHICH CONTAIN MARIJUANA, HEMP, CANNABIS OR DERIVATIVES, EXTRACTS OR SYNTHETIC ITERATIONS OF MARIJUANA, HEMP OR CANNABIS; PLANT SEEDS, DRIED FLOWERS NONE OF WHICH COMPRISE OR CONTAIN MARIJUANA, HEMP, CANNABIS OR DERIVATIVES, EXTRACTS OR SYNTHETIC ITERATIONS OF MARIJUANA, HEMP OR CANNABIS; NATURAL PLANTS AND FLOWERS NONE OF WHICH CONTAIN MARIJUANA, HEMP, CANNABIS OR DERIVATIVES, EXTRACTS OR SYNTHETIC ITERATIONS OF MARIJUANA, HEMP OR CANNABIS

Page: 12

Cowan, Liebowitz & Latman, P.C.

TRANS-HIGH CORPORATION, INC.

Applications and Registrations as of February 21, 2017

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
United States	HIGH TIMES PRESENTS: FREE WEED FROM DANNY DANKO	86/265130	2/26/2014	4706729	3/24/2015	REGISTERED

09: DOWNLOADABLE PODCASTS FEATURING MUSIC AND DISCUSSION IN THE FIELD OF CANNABIS

41: EDUCATIONAL AND ENTERTAINMENT SERVICES, NAMELY, THE PRODUCTION AND DISTRIBUTION OF CONTINUING PODCASTS AND AUDIO PROGRAMS IN THE FIELD OF CANNABIS VIA COMPUTER NETWORKS, CABLE AND SATELLITE TRANSMISSIONS, INTERNET PROTOCOL AND WIRELESS AND MOBILE MEANS

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
United States	MEDICAL CANNABIS CUP	85/033040	5/7/2010	4259095	12/18/2012	REGISTERED

41: ORGANIZATION AND ARRANGEMENT OF EDUCATIONAL AND INSTRUCTIONAL SEMINARS AND CONFERENCES REGARDING LEGAL, MEDICAL AND POLITICAL DEVELOPMENTS AND SOCIETAL ATTITUDES ABOUT MEDICAL MARIJUANA NOT INCLUDING THE PROVISION OR DISPLAY OF MARIJUANA, MARIJUANA-BASED PREPARATIONS, OR MARIJUANA EXTRACTS OR DERIVATIVES, SYNTHETIC MARIJUANA, OR OTHER SUBSTANCES CONTROLLED BY THE CONTROLLED SUBSTANCES ACT; ORGANIZATION AND ARRANGEMENT OF EXHIBITIONS FOR EDUCATIONAL, CULTURAL AND ENTERTAINMENT PURPOSES REGARDING LEGAL, MEDICAL, AND POLITICAL DEVELOPMENTS AND SOCIETAL ATTITUDES ABOUT MEDICAL MARIJUANA NOT INCLUDING THE PROVISION OR DISPLAY OF MARIJUANA, MARIJUANA-BASED PREPARATIONS, OR MARIJUANA EXTRACTS OR DERIVATIVES, SYNTHETIC MARIJUANA, OR OTHER SUBSTANCES CONTROLLED UNDER THE CONTROLLED SUBSTANCES ACT; ORGANIZATION AND ARRANGEMENT OF MUSICAL EXHIBITIONS

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
United States	HIGH TIMES (word mark)	86/097995	10/22/2013	4667003	1/20/2015	REGISTERED

16: BOOKS ABOUT CANNABIS

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
United States	MISS HIGH TIMES	77/080717	1/16/2007	3333713	11/13/2007	REGISTERED

41: ARRANGING OF CONTESTS

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
United States	MEDICAL MARIJUANA Design	85/032122	6/9/2010	4133282	4/24/2012	REGISTERED

36: MAGAZINES ABOUT MARIJUANA SERVING MEDICINAL PURPOSES

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
United States	MEDICAL MARIJUANA	85/032126	6/9/2010	4024120	5/6/2011	REGISTERED

36: MAGAZINES ABOUT MARIJUANA SERVING MEDICINAL PURPOSES

Page: 13

Cowan, Liebowitz & Latman, P.C.

TRANS-HIGH CORPORATION, INC.

Applications and Registrations as of February 21, 2017

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
United States	MEDICAL CANNABIS CUP	85022046	5/7/2010	4270627	1/8/2013	REGISTERED

16: SERIES OF BOOKS ABOUT HEMP, POSTERS

25: T-SHIRTS, SWEATSHIRTS, CAPS

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
United States	Design of MEDICAL CANNABIS CUP	85056817	6/7/2010	4244230	11/20/2012	REGISTERED

41: ORGANIZATION AND ARRANGEMENT OF EDUCATIONAL AND INSTRUCTIONAL SEMINARS AND CONFERENCES REGARDING LEGAL, MEDICAL AND POLITICAL DEVELOPMENTS AND SOCIETAL ATTITUDES ABOUT MEDICAL MARIJUANA NOT INCLUDING THE PROVISION OR DISPLAY OF MARIJUANA, MARIJUANA-BASED PREPARATIONS, OR MARIJUANA EXTRACTS OR DERIVATIVES, SYNTHETIC MARIJUANA, OR OTHER SUBSTANCES CONTROLLED BY THE CONTROLLED SUBSTANCES ACT; ORGANIZATION AND ARRANGEMENT OF EXHIBITIONS FOR EDUCATIONAL, CULTURAL AND ENTERTAINMENT PURPOSES REGARDING LEGAL, MEDICAL, AND POLITICAL DEVELOPMENTS AND SOCIETAL ATTITUDES ABOUT MEDICAL MARIJUANA NOT INCLUDING THE PROVISION OR DISPLAY OF MARIJUANA, MARIJUANA-BASED PREPARATIONS, OR MARIJUANA EXTRACTS OR DERIVATIVES, SYNTHETIC MARIJUANA, OR OTHER SUBSTANCES CONTROLLED UNDER THE CONTROLLED SUBSTANCES ACT; ORGANIZATION AND ARRANGEMENT OF MUSICAL EXHIBITIONS

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
United States	HIGH TIMES & PHOENIX LOGO	77586607	9/9/2008	3805136	5/6/2010	REGISTERED

16: POSTERS

25: SHIRTS, T-SHIRTS

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
United States	HIGH TIMES	86259789	4/22/2014	4645036	11/25/2014	REGISTERED

41: ORGANIZATION AND ARRANGEMENT OF EXHIBITIONS, HARVEST FESTIVALS FEATURING A VARIETY OF ACTIVITIES, NAMELY ART AND CRAFT EXHIBITIONS; ORGANIZATION AND ARRANGEMENT OF EDUCATIONAL AND INSTRUCTIONAL SEMINARS AND CONFERENCES IN THE FIELD OF CANNABIS; ORGANIZATION AND ARRANGEMENT OF EXHIBITIONS FOR EDUCATIONAL, CULTURAL AND ENTERTAINMENT PURPOSES IN THE FIELD OF CANNABIS

Page: 14

Cowan, Liebowitz & Latman, P.C.

TRANS-HIGH CORPORATION, INC.

Applications and Registrations as of February 21, 2017

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
United States	BONGHITTERS	77226953	7/11/2007	3811295	6/29/2010	REGISTERED

25: SHIRTS

41: ENTERTAINMENT IN THE NATURE OF SOFTBALL GAMES, SOFTBALL COMPETITIONS AND SOFTBALL EXHIBITIONS

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
United States	HIGH TIMES PRESENTS FREE WEED FROM DANNY DANKO	86203582	2/26/2014	4853917	11/10/2015	REGISTERED

41: EDUCATIONAL AND ENTERTAINMENT SERVICES, NAMELY, A CONTINUING PROGRAM ABOUT CANNABIS ACCESSIBLE BY MEANS OF WEB-BASED APPLICATIONS, MOBILE PHONE APPLICATIONS, AND COMPUTER NETWORKS

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
Uruguay	HIGH TIMES	456723	7/9/2014	456723	4/10/2015	REGISTERED

HIGH TIMES

36: MAGAZINES, BOOKS, POSTERS

25: CAPS, JACKETS, T-SHIRTS AND SWEATSHIRTS

41: ORGANIZATION AND ARRANGEMENT OF EDUCATIONAL AND INSTRUCTIONAL SEMINARS AND CONFERENCES REGARDING LEGAL, MEDICAL AND POLITICAL DEVELOPMENTS AND SOCIETAL ATTITUDES ABOUT MARIJUANA NOT INCLUDING THE PROVISION OR DISPLAY OF MARIJUANA, MARIJUANA-BASED PREPARATIONS, OR MARIJUANA EXTRACTS OR DERIVATIVES, SYNTHETIC MARIJUANA, OR OTHER SUBSTANCES CONTROLLED BY THE CONTROLLED SUBSTANCES ACT; ORGANIZATION AND ARRANGEMENT OF EXHIBITIONS FOR EDUCATIONAL, CULTURAL AND ENTERTAINMENT PURPOSES REGARDING LEGAL, MEDICAL, AND POLITICAL DEVELOPMENTS AND SOCIETAL ATTITUDES ABOUT MARIJUANA NOT INCLUDING THE PROVISION OR DISPLAY OF MARIJUANA, MARIJUANA-BASED PREPARATIONS, OR MARIJUANA EXTRACTS OR DERIVATIVES, SYNTHETIC MARIJUANA, OR OTHER SUBSTANCES CONTROLLED UNDER THE CONTROLLED SUBSTANCES ACT; ORGANIZATION AND ARRANGEMENT OF MUSICAL EXHIBITIONS

COUNTRY	MARK	APPLN. NO.	APP. DATE	REG. NO.	REG. DATE	STATUS
Uruguay	SOUTH AMERICAN CANNABIS CUP	456726	7/9/2014	456726	4/10/2015	REGISTERED

36: MAGAZINES, BOOKS, POSTERS

25: CAPS, JACKETS, T-SHIRTS AND SWEATSHIRTS

41: ORGANIZATION AND ARRANGEMENT OF EDUCATIONAL AND INSTRUCTIONAL SEMINARS AND CONFERENCES REGARDING LEGAL, MEDICAL AND POLITICAL DEVELOPMENTS AND SOCIETAL ATTITUDES ABOUT MARIJUANA NOT INCLUDING THE PROVISION OR DISPLAY OF MARIJUANA, MARIJUANA-BASED PREPARATIONS, OR MARIJUANA EXTRACTS OR DERIVATIVES, SYNTHETIC MARIJUANA, OR OTHER SUBSTANCES CONTROLLED BY THE CONTROLLED SUBSTANCES ACT; ORGANIZATION AND ARRANGEMENT OF EXHIBITIONS FOR EDUCATIONAL, CULTURAL AND ENTERTAINMENT PURPOSES REGARDING LEGAL, MEDICAL, AND POLITICAL DEVELOPMENTS AND SOCIETAL ATTITUDES ABOUT MARIJUANA NOT INCLUDING THE PROVISION OR DISPLAY OF MARIJUANA, MARIJUANA-BASED PREPARATIONS, OR MARIJUANA EXTRACTS OR DERIVATIVES, SYNTHETIC MARIJUANA, OR OTHER SUBSTANCES CONTROLLED UNDER THE CONTROLLED SUBSTANCES ACT; ORGANIZATION AND ARRANGEMENT OF MUSICAL EXHIBITIONS

Schedule 4.14

Taxes

THC Tax Returns:

State of California Franchise Tax Board – The State regulatory agency has cited a missing tax return for High Times Productions, Inc., for the 2012 fiscal year.

Amsterdam City Tax (2009, 2010, 2011, 2012): THC hosted Cannabis Cup events in Amsterdam and Amsterdam’s taxing authority sent THC invoices for taxes owed in the aggregate amount of approximately $298,965.00 in connection with the Cannabis Cup sales. The Amsterdam taxing authority did not provide an explanation or justification for these taxes. THC made a good faith payment of $10,000, but THC does not believe they owe any additional fees because all transactions made in connection with the Cannabis Cups hosted in Amsterdam were processed in the United States through Eventbrite and servers located in the United States. THC does not consider this to be a valid tax and does not currently intend to pay.

THC Threatened or Pending Tax Proceedings:

The information set forth under Company Disclosure Schedule 4.14(a) above “THC Tax Return” (see Amsterdam City Tax) is incorporated herein by reference.

Schedule 4.15

Real Property

4.15(a)

The Desmond Building Sub-Lease Agreement (3rd Floor). A commercial sub-lease agreement entered into as of October 1, 2016, by and between Three Seven Six, LLC (“Landord”) and the Trans-High Corporation. Landord makes available for lease a portion of the Desmond Building, located at 5514 Wilshire Blvd., Los Angeles, CA 90036, designated as the leased premises “The Third Floor Office”.

The Desmond Building Lease Agreement (7th Floor). A commercial lease agreement entered into as of October 1, 2016, by and between Green St. and the Trans-High Corporation. Landord makes available for lease a portion of the Desmond Building, located at 5514 Wilshire Blvd., Los Angeles, CA 90036, designated as the 7th Floor in the Desmond Building.

The THC Group leases approximately 7,065 square feet of executive offices and production space at 250 West 57th Street, Suite 920, New York, New York 10017 under a lease expiring on March 31, 2018. The annual rent is $27,671.25 plus common monthly operating costs (calculated at 1.29% of the total). The THC Group is also obligated to pay utilities and common area maintenance changes, which are currently estimated at $4.01 per square foot. For purposes of calculating the common monthly operating costs, in March 20017 common monthly operating costs were $1,419.09.

4.15(d):

None.

Schedule 4.17

Environmental Matters

None.

Schedule 4.19

Title to and Sufficiency of Assets

Senior Lender First Priority Lien. To partially finance the THC Group acquisition, the Company, THC and each of the other members of the THC Group, as borrowers, executed a loan and security agreement with ExWorks Capital Fund I, L.P. (the “Senior Lender”), dated as of February 27, 2017 (the “ExWorks Loan Agreement”). At the closing of the acquisition of the THC Group, the Senior Lender funded $7,800,000 to the Company and the other borrowers, inclusive of amounts used to pay existing THC Group debt and for working capital.  Under the terms of the ExWorks Loan Agreement, interest is payable monthly at the rate of 15% per annum, principal installments of $100,000 per month is payable commencing in September 2017 and the entire outstanding balance of the $7,800,000 loan is due and payable on February 27, 2018, subject to extension at the option of the Company to August 28, 2018 (the “Maturity Date”).   The loan is secured by (i) a first priority lien and security interest on all tangible and intangible assets of the Company and the THC Group, and all payments to the THC stockholders under the $30.0 million of Sellers Purchase Notes are fully subject and subordinated to the rights of the Senior Lender and its first lien on the assets of the borrowers and (ii) a pledge of all equity interests held by the Company and THC in each subsidiary of the THC Group. THC Group  On the Maturity Date of the loan, the Senior Lender is entitled to an additional fee of $1.2 million, and also received a warrant, exercisable for nominal consideration ($0.01 per share) exercisable on the earliest of (i) August 31, 2017, (ii) an Approved Public Listing (as defined in the Warrant) and (iii) a Change of Control event (as defined in the Warrant)., to purchase shares of Class A Common Stock, representing 2.75% of Company Fully-Diluted Common Stock upon closing of the Merger, assuming a closing market price of OAC Shares of $10.65.

On August 7, 2017, Exworks granted the Company an option, exercisable by it at any time on or before January 29, 2018, to extend the maturity date of the ExWorks loan from February 27, 2018 to August 28, 2018. If the Company elects to exercise the option, it will be obligated to pay ExWorks an additional fee (excluding the $1.2 million fee provided for in the ExWorks loan agreement) of $600,000 and issue a second warrant to ExWorks to purchase shares of Class A Common Stock, in an amount representing 1.375% of Company fully-diluted Common Stock, and at an exercise price of $0.01 per share.

On September __, 2017, ExWorks and the Company entered into amendment 2 to the ExWorks Loan Agreement pursuant to which ExWorks agreed to loan up to an additional $3.700,000 to the Company, thereby increasing the outstanding principal amount of the Indebtedness owed to ExWorks to as much as $11,500,000. An initial advance of [$2,700,000] was made on date of execution of the amendment and the balance is to be advanced at ExWork’s discretion. The parties agreed to restate the existing note by issuing to ExWorks a maximum $11,500,000 note that is due and payable on February 28, 2018, subject to extension as set forth above. The note is convertible at any time prior to the maturity date at the option of ExWorks into Class A Common Stock of the Company or upon consummation of the Merger (whether or not previously converted) into OAC Shares. The conversion price is the lower of: (i) 100% of the initial per share offering price per share sold to the public in connection with a Public Offering (as defined) by the Company,  or (ii) 90% of the per share valuation to Company stockholders in connection with the OAC Merger, or (iii) 90% of the consideration paid per share for Fully-Diluted Common Stock (as defined) by any third Person to the Company in connection with a Sale of Control. In consideration for such accommodation, the Company issued to ExWorks 20,380 shares of Class A Common Stock and paid a $25,000 due diligence fee, and agreed upon payment of the loan (in addition to the $1.2 million success fee provided in the original loan agreement) to pay ExWorks an additional $300,000 Success Fee.

Line of Credit Lenders Second Priority Lien. THC and the Subsidiaries of THC, as borrowers, entered into a $10,000,000 revolving credit facility with the Company, as the parent (“Line of Credit Agreement”). As of July 18, 2017 there is currently no amount issued and outstanding under the Line of Credit Agreement. Under the Line of Credit Agreement, all principal indebtedness outstanding thereunder is secured by a second priority Lien and security interest, subordinated only to the Senior Secured Debt, and second priority pledge, Lien and security interest in and to all of the issued and outstanding shares of capital stock of the Company. No amounts are outstanding under the Line of Credit Agreement and the same will be terminated on or before the Effective Time of the Merger.

Purchase Notes. A series of 8% senior secured convertible promissory notes in the aggregate principal amount of Thirty Million ($30,000,000) Dollars, constituting the Purchase Notes, that are fully subject and subordinated to Senior Secured Debt owed under the ExWorks Loan Agreement but are secured by a subordinated pledge by the Company of the acquired THC capital stock and an unconditional and irrevocable guaranty from THC and the Subsidiaries of THC in favor of the Holders of the Sellers Purchase Notes.

Schedule 4.20

Employee Matters

4.20(a):

Reference is made to the information set forth under Company Disclosure Schedule 4.11 “Litigation.”

4.20(b)

David Kohl: Summons, David Kohl (“Kohl”) v. Trans High Corporation (Filed on September 30, 2016; Index No. 655200/2016). David Kohl, former CEO of THC, sued THC alleging that THC breached his employment contract by terminating his employment contract with no justification and failing to pay over three years of his salary, bonuses and concomitant rights to an equity interest in THC.

Reference is made to the information set forth under Company Disclosure Schedule 4.11 “Litigation.”

4.20(c)

Employment Agreement with Adam E. Levin. The Company entered into an employment agreement with Adam E. Levin, effective as of July 17, 2017 and expiring December 31, 2020, under which he shall serve as Chairman and Chief Executive officer of the Company and the other members of the Target Companies. Under the terms of the agreement, Mr. Levin receives a base salary of $500,000 per annum and an annual bonus of $500,000 payable following the end of each of the three calendar years commencing with the year ending December 31, 2018 in the event that either (i) the consolidated revenues of the Target Companies exceeds 120% of the consolidated revenues for the immediately proceeding year, or (ii) the closing price of the Company common stock as traded on any securities exchange at the end of any of the three calendar years exceeds 120% of the closing price of such common stock at the end of the prior calendar year. The employment agreement a contains change of control provision, severance payments upon termination without cause, and permits Mr. Levin to work from his office in Puerto Rico..

Matt Stang Employment Agreement. Pursuant to the THC Purchase Agreement, THC and Matthew Stang, an individual, entered into an employment agreement, dated March 1, 2017, whereby Mr. Stang agreed to undertake the title of Chief Revenue Officer of THC for a period expiring on December 31, 2020 and subject to further extension (the “Stang Employment Agreement”). Under the terms of the Stang Employment Agreement, Mr. Stang will receive an initial base salary of $300,000 USD as well as an initial signing bonus in the amount of $43,333. Mr. Stang will also be entitled to an annual bonus not to exceed $250,000 in each anniversary year, subject to Mr. Stang being directly responsible for THC achieving certain revenue targets or milestones. In addition, Mr. Stang shall also be entitled to participate in the Company Stock Option Plan, please see Company Disclosure Schedule 4.3(e) above.

The information set forth under the 2017 Salaries is attached to this Schedule 4.20(c).

David Peck Employment Agreement. In March 2017, THC entered into a one year employment agreement with David Peck under which Mr. Peck would serve as Vice President, Business Development of THC and subsidiaries. Mr. Peck receives a salary of $140,000 and stock options to purchase 60,000 shares of Class B common stock that vests over four years if THC elects to renew the employment agreement at the expiration of the term of the agreement. Mr. Peck’s employment is “at will” and he may be terminated by THC at any time during the term of the agreement with our without cause.

Scott McGovern Employment Agreement. On August 31, 2017, THC entered into a three year employment agreement with Scott McGovern, under which Mr. McGovern will be Senior Vice President of Publishing of THC and its subsidiaries. Under the terms of the agreement, Mr. McGovern will receive an annual salary of $250,000 plus an annual bonus (payable in cash or shares of Company common stock) based on THC and subsidiaries meeting certain revenue targets established by the board of directors of the Company. Mr. McGovern also receive stock options vesting in equal one-third installments at the end of each anniversary year of employment to purchase up to 150,000 shares of Company Class B common stock at an exercise price of $4.20 per share.

4.20(d)

The Target Companies do not have (i) any formal written agreements with Company independent contractors or (ii) any intellectual property assignment agreements with any of its’ independent contracts.

High Times Magazine Monthly Contributors

Rick Szykowny (Copy Editor - $1225)

Mike DiPaola (Proof Reader / Columnist - $735)

Justin McIvor (Photographer - $1600)

John Patsalos (Illustrator - $500)

Mark Miller (Writer - $625)

Paul Kirchner (Cartoonist - $400)

Jason Bennett (Reviewer - $200)

John Payne (Reviewer - $400)

Mitch Earleywine (Columnist - $150)

Polly Watson (Reviewer - $0)

High Times Website Monthly Contributors

Robert Nunez (AKA Vortex Farmacy) - $300 per month for unlimited photo use with proper attribution and regular IG reposts

Last Month’s Invoice: $300

Russ Belville - $100 per column, 2 columns per week

Last Month’s Invoice: $800

Scott Slavin (AKA Snake Blissken) - Rate determined on a piece-by-piece basis, regular contributor

Last Month’s Invoice: $300

Mike Adams - 10 cents per word, daily contributor

Last Month’s Invoice: $900

Maureen Meehan - $75 per story, daily contributor

Last Month’s Invoice: $2100

Vicki Young (AKA Hyapatia Lee) - $100 per column, 1 column per week

Last Month’s Invoice: $500

Bill Weinberg - $800 per month for 10 news stories, regular contributor

Last Month’s Invoice: $800

Casey Holliday (AKA Stony Bear) - Rate determined on a piece-by-piece basis, regular contributor

Last Month’s Invoice: $400

Jon Gettman - $100 per column, regular columnist

Last Month’s Invoice: $500

Justin McIvor (AKA Justin Cannabis) - $50 per photo with proper attribution

Last Month’s Invoice: $450

Chris Roberts - 10 cents per word, daily contributor

Las Month’s Invoice: $2956.30

Jessica Delfino - $50 per piece, weekly contributor

Last Month’s Invoice: $400

Schedule 4.21

Company Benefit Plans

4.21(a):

The information set forth under Company Disclosure Schedule 4.23 below is incorporated herein by reference.

THC - Health Insurance (MBL Benefits Consulting), dated June 1, 2016,.

United Healthcare Oxford Employee + Family Plan, coverage period 2/1/16-1/31/17.

THC Census 2016- Employee Coverage List.

THC Guardian Summary of Benefits Plan, dated 3/28/16.

4.21(h):

None.

4.21(k):

Stock Options have been issued to Matt Stang under his Employment Agreement. The Company will furnish a list of employees of the Target Companies who have been granted options to purchase capital stock of the Company.

Schedule 4.22

Transactions with Related Persons

Reference is made to the Purchase Notes issued to former THC stockholders, certain of whom own 5% or more of the Company Class A Common Stock.

Reference is made to the Matthew Stang Employment Agreement

Reference is made to the Stockholders Agreement.

Pursuant to resolutions adopted by the Board of Directors of Trans-High Corporation, dated as of May 9, 2016, THC agreed to pay Nicholas Zitelli (“Nico”) $25,000 in exchange for all right, title and interest in the “Scorebook System.” THC will grant a license back to Nico to use the Scorebook System for non-competitive uses, to be mutually agreed by the parties.

Reference is made to the Personal Guaranty of Adam Levin

Reference is made to the Line of Credit Agreement” from the Company to THC and subsidiaries

Reference is made to the Matt Stang Loan to AEL Trust Email.

Settlement Agreement with Eleanora Kennedy. THC entered into a Settlement Agreement with Eleanora Kennedy and Michael Safir on February 29, 2016 agreeing to engage Eleanora Kennedy as a consultant for a period of 5 years and to continue to pay Michael Safir his salary, health benefits and 401k plan participation (including Company contributions thereto)(the “February Settlement Agreement”). Pursuant to this agreement, THC agreed to pay Eleanora Kennedy $700,000 per year (to be paid in installments throughout the year in no less than 4 quarterly payments). In addition, THC agreed to pay Eleanora Kennedy $5,120 per month; $2,620 per month for her car, garage and health insurance expenses (which amount may increase up to $3,000 per month upon supporting documentation by Eleanora Kennedy to the Company) and $2,500 per month for general expenses.

Proposed Agreements with Holders of Purchase Notes.

The Company is in the process of negotiating revised agreements with the holders of the $30,000,000 of Purchase Notes that would, inter alia, (a) discount upon the occurrence of a Conversion Event and Approved Public Listing, the outstanding principal amount of Purchase Notes being converted; (b) grant to the holders of the Purchase Notes, in lieu of non-voting Class B Common Stock of the Company or non-voting common stock of an Issuer (as defined), voting common stock, including voting OAC Shares, (c) extend by up to 90 days the December 28, 2017 principal and interest installment due under the Purchase Notes, and (d) grant to Adam E. Levin a three year irrevocable proxy coupled with an interest to vote all voting shares held by the former Trans-Hight stockholders (including shares converted under the Purchase Notes) in favor of the slate of directors recommended by the management of the Company or its subsequent Issuer.

To the extent that any holder of Purchase Notes does not consent to the revised agreement, they will receive on consummation of the Merger, non-voting OAC Shares.

AEL Irrevocable Trust., a California trust u/a/d February 12, 2012 with Ada, Ezra Levin, as grantor, and Edwin Hur, as trustee (“AEL Trust”), is currently a significant stockholder of the Company, together with such other Persons (together with AEL Trust, the “Investor Stockholders”), contemporaneously with the closing of the THC Purchase Agreement, capitalized the Company and currently own of record and beneficially an aggregate of 6,167,746 shares of the Class A common stock of Holdings, as further described below, representing in excess of 60% of the issued and outstanding shares of capital stock of Holdings.

Under the terms and conditions of the ExWorks Loan Agreement, the AEL Trust entered into a limited guaranty agreement with ExWorks (“Limited Guaranty”), providing that AEL Trust, as guarantor, shall provide ExWorks with an absolute, unconditional and irrevocable guaranty of repayment on the principal indebtedness evidenced by the Senior Secured Debt, subject to certain limitations of guarantor liability, that provide that (a) AEL Trust, as guarantor, with respect to the repayment of any principal indebtedness shall only be liable to the repayment of principal indebtedness of Senior Secured Debt of up to the limit of $5,000,000, and (b) that the Guaranty Agreement shall terminate at such time that the principal indebtedness of the Senior Secured Debt is less than $3,500,000 provided further, that at such time the AEL Trust, as guarantor, shall be in full compliance with the Guaranty Agreement and no event of default shall exist or be continuing under the terms of the Senior Secured Loan Agreement.

Letter Agreement with Matthew Stang. On February 28, 2017, the AEL Trust entered into an agreement with Matthew Stang (the “Letter Agreement”) granting Mr. Stang with certain share purchase rights to purchase up to 119,048 shares of Company Class A Common Stock at a share price of $4.20 per share (“Subject Shares”). Under the terms of the letter agreement AEL Trust and other affiliates or associates of Adam E. Levin, if applicable, have offered Mr. Stang certain call and put option rights attached to those Subject Shares that provide that in the event that Mr. Stang elects to purchase the Subject Shares, the AEL Trust will have a 60-day call option to purchase the Subject Shares from the holder and Mr. Stang will have a 60-day put option to sell the Subject Shares to the AEL Trust or its affiliates.

Colin Conway (a director of the Company), Paul Abramowitz (the step father of Adam E. Levin) and Roma Ventures, LLC (an entity controlled by Maxx Abramowitz, the step brother of Adam E. Levin) are each holders of shares of Class A Common Stock of the Company. Adam Levin disclaims any beneficial interest in the shares owned by Paul Abramowitz or Roma Ventures. See the Capitalization Table dated June 29, 2017 referred to in Schedule 4.3(b).

Schedule 4.23

Insurance

4.23(a):

The information set forth below has been furnished to OAC and its counsel and is incorporated herein by reference:

●	THC Certificate of Liability Insurance, dated February 27, 2017;

●	THC and HTP Evidence of Commercial Property Insurance, dated February 26, 2017;

●	THC and HTP Certificate of Liability Insurance, dated April 11, 2016;

●	THC and HTP Certificate of Liability Insurance, dated April 12, 2016;

●	THC and HTP Certificate of Liability Insurance, dated April 22, 2016;

●	THC and HTP Evidence of Property Insurance, dated April 11, 2016;

●	THC and HTP Evidence of Property Insurance, dated April 12, 2016;

●	THC and HTP Evidence of Property Insurance, dated April 22, 2016;

●	THC and HTP General Liability Insurance (Berkley Specialty Underwriting Managers);

●	THC Private Company Management Liability Insurance (Insurance Binder), dated June 30, 2016;

●	THC Private Company Management Liability Insurance Policy, Policy Change Endorsement #001 (ANV Global Services, Inc.);

●	THC Private Company Management Liability Insurance Binder, dated June 30, 2016 (ANV);

●	D&O Update Amendment 2016- Szerlip & Co., Letter- Increasing the limit of insurance to $5,000,000;

●	ACE Advantage Multimedia Liability Renewal Application;

●	Szerlip & Company, Inc., - Commercial Insurance Application (Berkley Specialty Insurance Company), dated February 26, 2016;

●	Szerlip & Company, Inc., - Commercial General Liability Section, dated February 26, 2016;

●	Szerlip & Company, Inc.,- Umbrella Section, dated February 26, 2016 (Berkley Specialty Insurance Company);

●	THC and HTP General Liability Insurance Letter, dated February 12, 2016 (Berkley Specialty);

●	THC Premium Finance Agreement, dated April 2016- E&O Insurance- (Premium Assignment Corporation);

●	THC 2016 Schedule of Insurance;

●	THC and HTP Certificate of Liability Insurance, dated April 22, 2016;

●	THC, HTP and Cannabis Business Digital, LLC- Evidence of Property Insurance, dated April 22, 2016;

●	THC and HTP - General Liability Insurance, dated February 29, 2016;

●	Commercial Policy (WesCo Insurance), dated June 30, 2016;

●	THC - Health Insurance (MBL Benefits Consulting), dated June 1, 2016;

●	Torus Specialty Insurance Co., Excess Liability Insurance Policy, dated July 22, 2015;

●	THC and HTP- Converging Risk Application (ThinkRisk)

●	Live Event Insurance:

o	THC and HTP- Commercial Insurance Application, dated February 2, 2016, (SoCal Cup San Bernardino, CA) (Cup National Orange Show San Bernardino, CA);

o	THC and HTP- Commercial General Liability Insurance period February 1, 2016- to- February 1, 2017;

4.23(b):

Any insurance claims made by THC and/or Subsidiaries to be provided by July 31, 2017.

Schedule 4.24

Top Advertisers and Suppliers

Consolidated Sales by Customer Summary January - March, 2017

Total
Advanced Nutrients	264,000.00
Eureka Vapor	93,000.00
R.M.S.S	90,000.00
SOL Distro	80,000.00
Higher Vision Cannabis	75,000.00
Super Closets	64,000.00
Kushman brands	50,000.00
Point Loma Patient Consumer Co-op	50,000.00
Indus	48,000.00
MY Green Planet	42,578.40

Consolidated Sales by Customer Summary January - December, 2016

Total
Advanced Nutrients	409,000.00
Crop King Seeds	210,500.00
GFS Industries	123,894.50
KandyPens	115,200.00
Emerald Group /Tree House Growth Fund LLC	100,000.00
R.M.S.S.	90,000.00
Serious Monkey Business	83,375.00
VaporNation	82,000.00
DNA Gifts BV	73,392.00
Dr. Dabber	71,300.00

Consolidated Expenses by Vendor Summary January - March, 2017

Total
Quad Graphics	118,895.34
BIG Publications	100,776.25
ExWorks Capital	96,875.00
3G Productions, Inc	93,811.00
AMEX MM - 42007	92,004.22
United Health Care	61,373.18
Kelly Stewart Events, LLC	57,340.00
Aggreko Holdings, Inc. D/B/A Aggreko, LLC	57,182.33
AG Light & Sound Inc	55,438.47
HD On The Go	55,070.00

Consolidated Expenses by Vendor Summary January - December 2016

Total
NOS National Orange Show	$2,125,574.08
Quad Graphics	$561,818.84
Cowan DeBaets Abrahams & Sheppard LLP	$506,725.40
Eleanora Kennedy	$467,649.12
Huka Productions, LLC	$412,865.41
ESRT 250 West 57th St LLC	$373,656.51
Oxford Health Plans	$366,892.33
AMEX MM - 42007	$350,906.38
NMODO, LLC	$299,400.00
Ansell Grimm & Aaron, PC	$158,904.91

Schedule 4.26

Finders and Investment Bankers

Two of the stockholders of the Company and their respective affiliates received an aggregate of 100,000 shares of Class A Common Stock in consideration for their introduction of the Company to certain investors. Other the foregoing, there are no other finders or investment bankers..

Schedule 5.3

Conduct of Business of the Company

5.3(a):

None.

5.3(b):

None.

Schedule 5.14

Post-Closing Company Board of Directors

5.14(a):

Adam E. Levin, Chairman

Coleen Manley

Eleanora Kennedy

Michaael Kohl

Justin Enrlich

Jason Damata

Richard Cooperstein

Two Persons Designated by OAC – names and biographies to be furnished by July 31, 2017.

Schedule 7.1(d)

Requisite Consents

The affirmative vote or consent of the holders of a majority of the outstanding Class A Common Stock and the consent of the ExWorks Capital Fund I, LP is required to enable the Company and the Target Companies to consummate the transactions contemplated by the Merger Agreement.

In addition, the Company intends to enter into agreements with the former THC stockholders to obtain their consent to the Merger and the conversion of their Purchase Notes into voting OAC Shares (in lieu of non-voting common stock).

Schedule 7.2(d)(viii)

Non-Competition Agreement

To be provided on or before the Closing Date by each executive officer and director of the Company and each holder of 5% or more of the Class A Common Stock of the Company.

Schedule 7.3(d)(ix)

Employment Agreements

Employment Agreement with Adam E. Levin. The Company entered into an employment agreement with Adam E. Levin, effective as of July 17, 2017 and expiring December 31, 2020, under which he shall serve as Chairman and Chief Executive officer of the Company and the other members of the Target Companies. Under the terms of the agreement, Mr. Levin receives a base salary of $500,000 per annum and an annual bonus of $500,000 payable following the end of each of the three calendar years commencing with the year ending December 31, 2018 in the event that either (i) the consolidated revenues of the Target Companies exceeds 120% of the consolidated revenues for the immediately proceeding year, or (ii) the closing price of the Company common stock as traded on any securities exchange at the end of any of the three calendar years exceeds 120% of the closing price of such common stock at the end of the prior calendar year. The employment agreement a contains change of control provision, severance payments upon termination without cause, and permits Mr. Levin to work from his office in Puerto Rico..

Matt Stang Employment Agreement. Pursuant to the THC Purchase Agreement, THC and Matthew Stang, an individual, entered into an employment agreement, dated March 1, 2017, whereby Mr. Stang agreed to undertake the title of Chief Revenue Officer of THC for a period expiring on December 31, 2020 and subject to further extension (the “Stang Employment Agreement”). Under the terms of the Stang Employment Agreement, Mr. Stang will receive an initial base salary of $300,000 USD as well as an initial signing bonus in the amount of $43,333. Mr. Stang will also be entitled to an annual bonus not to exceed $250,000 in each anniversary year, subject to Mr. Stang being directly responsible for THC achieving certain revenue targets or milestones. In addition, Mr. Stang shall also be entitled to participate in the Company Stock Option Plan, please see Company Disclosure Schedule 4.3(e) above.

The information set forth under the 2017 Salaries is attached to this Schedule 4.20(c).

David Peck Employment Agreement. In March 2017, THC entered into a one year employment agreement with David Peck under which Mr. Peck would serve as Vice President, Business Development of THC and subsidiaries. Mr. Peck receives a salary of $140,000 and stock options to purchase _____ shares of Class B common stock that vests only if THC elects to renew the employment agreement at the expiration of the term of the agreement. Mr. Peck’s employment is “at will” and he may be terminated by THC at any time during the term of the agreement with our without cause.

Scott McGovern Employment Agreement. On August 31, 2017, THC entered into a three year employment agreement with Scott McGovern, under which Mr. McGovern will be Senior Vice President of Publishing of THC and its subsidiaries. Under the terms of the agreement, Mr. McGovern will receive an annual salary of $250,000 plus an annual bonus (payable in cash or shares of Company common stock) based on THC and subsidiaries meeting certain revenue targets established by the board of directors of the Company. Mr. McGovern also receive stock options vesting in equal one-third installments at the end of each anniversary year of employment to purchase up to 150,000 shares of Company Class B common stock at an exercise price of $4.20 per share.

Schedule 7.3(d)(xiii)

Wind-Down of Inactive Subsidiaries

The Company will dissolve and liquidate prior to Closing the following inactive Subsidiaries of THC:

●	High Times, Inc.

●	New Morning Productions, Inc.

●	Hemp Times, Inc.

●	Planet Hemp, Inc.

●	The Hemp Company of America, Inc.

●	High Times Press Inc.

●	High Times Cannex Corp.